                                                                   Exhibit 10.29




                     ---------------------------------------


                                U.S. $400,000,000


                                CREDIT AGREEMENT

                           Dated as of May [__], 1998



                              YOUNG & RUBICAM INC.
                     and the other Borrowers named herein or
                    that hereafter become Borrowers hereunder
                                  as Borrowers



                             THE BANKS NAMED HEREIN
                                    as Banks



                                 CITIBANK, N.A.
                 as Administrative Agent and Documentation Agent

                            BANK OF AMERICA NATIONAL
                          TRUST AND SAVINGS ASSOCIATION
                              as Syndication Agent

                            CITICORP SECURITIES, INC.
                                   as Arranger

                         BANCAMERICA ROBERTSON STEPHENS
                                 as Co-Arranger


                     ---------------------------------------

                                TABLE OF CONTENTS


         Section                                                                                               Page
         -------                                                                                               ----
                                                   ARTICLE I

                                       DEFINITIONS AND ACCOUNTING TERMS

    SECTION 1.01.  CERTAIN DEFINED TERMS..........................................................................1
    SECTION 1.02.  COMPUTATION OF TIME PERIODS...................................................................18
    SECTION 1.03.  ACCOUNTING TERMS..............................................................................18
    SECTION 1.04.  CURRENCIES AND TYPES OF ADVANCES..............................................................18

                                                  ARTICLE II

                                       AMOUNTS AND TERMS OF THE ADVANCES

    SECTION 2.01.  THE REVOLVING CREDIT ADVANCES.................................................................18
    SECTION 2.02.  SWING LINE ADVANCES...........................................................................21
    SECTION 2.03.  FEES..........................................................................................24
    SECTION 2.04.  CHANGES IN COMMITMENTS........................................................................24
    SECTION 2.05.  REPAYMENT OF ADVANCES.........................................................................26
    SECTION 2.06.  INTEREST......................................................................................26
    SECTION 2.07.  ADDITIONAL INTEREST ON LIBO RATE ADVANCES.....................................................28
    SECTION 2.08.  INTEREST RATE DETERMINATIONS; CHANGES IN PRICING LEVELS.......................................28
    SECTION 2.09.  CONVERSION AND CONTINUATION OF ADVANCES.......................................................29
    SECTION 2.10.  OPTIONAL AND MANDATORY PREPAYMENTS OF ADVANCES................................................30
    SECTION 2.11.  INCREASED COSTS...............................................................................31
    SECTION 2.12.  ILLEGALITY....................................................................................32
    SECTION 2.13.  PAYMENTS AND COMPUTATIONS.....................................................................33
    SECTION 2.14.  TAXES.........................................................................................34
    SECTION 2.15.  PRO RATA TREATMENT............................................................................36
    SECTION 2.16.  SHARING OF PAYMENTS, ETC......................................................................37

                                                  ARTICLE III

                                             CONDITIONS OF LENDING

    SECTION 3.01.  CONDITIONS PRECEDENT TO INITIAL BORROWING.....................................................38
    SECTION 3.02.  CONDITIONS PRECEDENT TO EACH BORROWING........................................................39

                                                  ARTICLE IV

                                        REPRESENTATIONS AND WARRANTIES

    SECTION 4.01.  REPRESENTATIONS AND WARRANTIES................................................................40

                                                   ARTICLE V

                                          COVENANTS OF THE BORROWERS

    SECTION 5.01.  AFFIRMATIVE COVENANTS.........................................................................46

         Section                                                                                               Page
         -------                                                                                               ----
    SECTION 5.02.  NEGATIVE COVENANTS............................................................................51
    SECTION 5.03   FINANCIAL COVENANTS...........................................................................55

                                                  ARTICLE VI

                                               EVENTS OF DEFAULT

    SECTION 6.01.  EVENTS OF DEFAULT.............................................................................56

                                                  ARTICLE VII

                                           THE ADMINISTRATIVE AGENT

    SECTION 7.01.  AUTHORIZATION AND ACTION......................................................................58
    SECTION 7.02.  ADMINISTRATIVE AGENT'S RELIANCE, ETC..........................................................59
    SECTION 7.03.  CITIBANK AND AFFILIATES.......................................................................59
    SECTION 7.04.  BANK CREDIT DECISION..........................................................................60
    SECTION 7.05.  INDEMNIFICATION...............................................................................60
    SECTION 7.06.  SUCCESSOR ADMINISTRATIVE AGENT................................................................60
    SECTION 7.07.  SYNDICATION AGENT.............................................................................61

                                                 ARTICLE VIII

                                                 MISCELLANEOUS

    SECTION 8.01.  AMENDMENTS, ETC...............................................................................61
    SECTION 8.02.  NOTICES, ETC..................................................................................62
    SECTION 8.03.  NO WAIVER; REMEDIES...........................................................................62
    SECTION 8.04.  COSTS, EXPENSES AND INDEMNIFICATION...........................................................62
    SECTION 8.05.  RIGHT OF SET-OFF..............................................................................64
    SECTION 8.06.  BINDING EFFECT................................................................................64
    SECTION 8.07.  ASSIGNMENTS AND PARTICIPATIONS................................................................64
    SECTION 8.08.  GOVERNING LAW; SUBMISSION TO JURISDICTION.....................................................67
    SECTION 8.09.  SEVERABILITY..................................................................................68
    SECTION 8.10.  EXECUTION IN COUNTERPARTS.....................................................................68
    SECTION 8.11.  SURVIVAL......................................................................................68
    SECTION 8.12.  WAIVER OF JURY TRIAL..........................................................................68
    SECTION 8.13.  CONFIDENTIALITY...............................................................................68
    SECTION 8.14.  EUROPEAN MONETARY UNION.......................................................................69
    SECTION 8.15.  ADDITIONAL SUBSIDIARY BORROWERS...............................................................70
    SECTION 8.16.  WAIVER OF IMMUNITY............................................................................70
    SECTION 8.17.  JUDGMENT CURRENCY.............................................................................70

                                                  ARTICLE IX

                                                   GUARANTEE

    SECTION 9.01.  THE GUARANTEE.................................................................................71

         Section                                                                                               Page
         -------                                                                                               ----
    SECTION 9.02  OBLIGATIONS UNCONDITIONAL......................................................................72
    SECTION 9.03  REINSTATEMENT..................................................................................72
    SECTION 9.04  SUBROGATION....................................................................................73
    SECTION 9.05  REMEDIES.......................................................................................73
    SECTION 9.06  CONTINUING GUARANTEE...........................................................................73
    SECTION 9.07  INSTRUMENT FOR THE PAYMENT OF MONEY............................................................73


                                    SCHEDULES
Schedule I        -        ERISA Matters
Schedule II       -        Existing Liens


                                    EXHIBITS

Exhibit A         -        Form of Note
Exhibit B-1       -        Form of Notice of Revolving Credit Borrowing
Exhibit B-2       -        Form of Notice of Swing Line Borrowing
Exhibit C-1       -        Form of Opinion of General Counsel to the Company
Exhibit C-2       -        Form of Opinion of Special Counsel to the Company
Exhibit D         -        Form of Opinion of Special New York Counsel to the Administrative Agent
Exhibit E         -        Form of Assignment and Acceptance
Exhibit F         -        Form of Subsidiary Borrower Supplement

                  CREDIT AGREEMENT dated as of May [__], 1998, among YOUNG & RUBICAM INC., a Delaware corporation (the "Company"), the subsidiaries of the Company listed on the signature pages hereto under the caption "Subsidiary Borrowers" and each other subsidiary of the Borrower that hereafter becomes a Subsidiary Borrower hereunder as provided in Section 8.15 (the "Subsidiary Borrowers" and, together with the Company, the "Borrowers"), the banks (the "Banks") listed on the signature pages hereof, CITIBANK, N.A. ("Citibank") as administrative agent (in such capacity, the "Administrative Agent") for the Banks hereunder, and Bank of America National Trust and Savings Association as syndication agent (in such capacity, the "Syndication Agent").

                  The Borrowers have requested that the Banks make loans to them in an aggregate principal amount up to but not exceeding $400,000,000 at any one time outstanding in Dollars and/or in certain other Approved Currencies (as hereinafter defined) for general corporate purposes, including the making of acquisitions and repayment of the Debt (as hereinafter defined) under the Existing Credit Agreement (as hereinafter defined), and the Banks are prepared to make such loans upon the terms and conditions hereof.
Accordingly, the parties hereto agree as follows:


                                    ARTICLE I


                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acquisition" shall mean any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Company and/or any of its Subsidiaries (a) acquires any going business or all or substantially all of the Property of any firm, corporation or division thereof, whether through the purchase of assets, merger or otherwise, (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority of Voting Shares of another Person or (c) directly or indirectly acquires control of a 50% or more ownership interest in any partnership, joint venture or other entity, or of any general partnership (or equivalent) interest in any such entity.

                  "Administrative Agent's Account" shall mean, for each Approved Currency, an account in respect of such Approved Currency designated by the Administrative Agent in a notice to the Company and the Banks.

                  "Advance" means a Revolving Credit Advance or a Swing Line Advance.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Shares of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of such Voting Shares, by contract or otherwise.

                  "Alternate Currency" means any Foreign Currency that is dealt with in the London interbank deposit market, and is freely transferable and convertible into Dollars in the London foreign exchange market and available to all of the Banks.

                  "Applicable Facility Fee Rate" for any Pricing Level Period means the rate set forth below opposite the reference to such Pricing Level Period:

                                                                    Applicable
               Pricing Level                                         Facility
                   Period                                        Fee Rate (% p.a.)
                   ------                                        -----------------
           Pricing Level 1 Period                                     0.125%
           Pricing Level 2 Period                                     0.150%
           Pricing Level 3 Period                                     0.200%


         Each change in the Applicable Facility Fee Rate resulting from a Pricing Level Change shall be effective on the effective date of such Pricing Level Change. The Applicable Facility Fee Rate at the Closing Date and until the first Pricing Level Change will be 0.150% per annum.

                  "Applicable Lending Office" means, with respect to each Bank, for each Currency and Type of Advance, such Bank's Domestic Lending Office in the case of a Base Rate Advance and such Bank's LIBO Lending Office the case of a LIBO Rate Advance.

                  "Applicable Margin" in respect of any Advance for any Pricing Level Period means the rate for the respective Type of Advance set forth below opposite the reference to such Pricing Level Period:

                                Credit Agreement

                                                     Base Rate                       LIBO
               Pricing Level                         Advances                   Rate Advances
                   Period                            (% p.a.)                      (% p.a.)
                   ------                            --------                      --------
           Pricing Level 1 Period                     0.0000%                       0.2750%
           Pricing Level 2 Period                     0.0000%                       0.3000%
           Pricing Level 3 Period                     0.0000%                       0.3000%

         Each change in the Applicable Margin resulting from a Pricing Level Change shall take effect on the effective date of such Pricing Level Change. The Applicable Margin at the Closing Date and until the first Pricing Level Change will be (a) 0.0000% per annum for Base Rate Advances and (b) 0.3000% per annum for LIBO Rate Advances.

                  "Approved Currency" means Dollars, or, subject to Section 8.14, any Specified Eurocurrency or any Alternate Currency.

                  "Approved Foreign Currency" means an Approved Currency other than Dollars.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit E.

                  "Banks" means the Banks listed on the signature pages hereof, and each Person that shall become a party hereto pursuant to Section 2.04(a) or Section 8.07(a), (b) and (c).

                  "BARS" means BancAmerica Robertson Stephens.

                  "Base Rate" means, for any period, a fluctuating interest rate per annum in effect from time to time which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                  (b)      0.50% per annum above the Federal Funds Rate; and

                  (c) the sum (adjusted to the nearest 1/16 of one percent or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent) of (i) 0.50% per annum plus (ii) the rate obtained by dividing (x) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money center banks, such three-week moving average (adjusted to

                                Credit Agreement
                           the basis of a year of 365 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank by (y) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month Dollar non-personal time deposits in the United States plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment rate payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States.

         Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

                  "Base Rate Advance" means, at any time, an Advance which bears interest at the Base Rate.

                  "Borrowing" means a Revolving Credit Borrowing or a Swing Line Borrowing.

                  "Business Day" means a day of the year (a) on which banks are not required or authorized to close in New York, New York, (b) if the applicable Business Day relates to any LIBO Rate Advance, on which dealings in deposits denominated in the Currency of such LIBO Rate Advance are carried on in the London interbank market, and (c) if such day relates to a Borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Advance denominated in any Foreign Currency or a notice by the Borrower with respect to any such Borrowing, payment, prepayment or Interest Period, that is also a day on which commercial banks settle payments in the Principal Financial Center for the Currency in which such Advance is denominated and in which the London foreign exchange market settles payments in such Currency.

                  "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified

                                Credit Agreement
         and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition thereof issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition thereof and overnight bank deposits of any Bank or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Bank or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition thereof issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition thereof backed by standby letters of credit issued by any Bank or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Change in Control" means:

                  (i) any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than (a) the HFCP Investors and their "affiliates" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) or (b) the Management Voting Trust or the Management Investors becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of Voting Shares of the Company (or other securities convertible into such Voting Shares) representing not less than 30% of the combined voting power of all Voting Shares of the Company; or

                  (ii) individuals who as of the date hereof are directors of the Company (together with any new director whose election by the board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office who either were directors as of the date hereof or whose election or nomination for election was previously so approved) shall cease for any reason (other than solely as a result of
         (a) death or disability or (b) voluntary retirement of any individual in the ordinary course and not for reasons related to an actual

                                Credit Agreement
         or proposed change in control of the Company) to constitute a majority of the board of directors of the Company; or

                  (iii) any Person or two or more Persons acting in concert (excluding (a) the HFCP Investors and their "affiliates" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended)) or (b) the Management Voting Trust or the Management Investors shall have acquired the power to exercise, directly or indirectly, effective control for any purpose over Voting Shares of the Company (or other securities convertible into such securities) representing not less than 30% of the combined voting power of all Voting Shares of the Company.

                  "Closing Date" means the date on which the Administrative Agent notifies the Company that the conditions precedent set forth in
         Section 3.01 shall have been satisfied or waived.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" has the meaning specified in Section 2.01(a)(i).

                  "Commitment Termination Date" means May [__], 2003, provided, that if such date is not a Business Day, then the Commitment Termination Date shall be the immediately preceding Business Day.

                  "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

                  "Consolidated" means, when used in connection with any term (which is not otherwise defined herein), such term as it applies to the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, after eliminating all intercompany items.

                  "Consolidated Debt" means, at any time, the aggregate outstanding principal amount of all Debt of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, provided, that any portion of Consolidated Debt denominated in a currency other than Dollars, and any cash balances or securities denominated in a currency other than Dollars, shall be converted to Dollars in the manner set forth in the definition of "Dollar Equivalent".

                  "Consolidated EBITDA" means, for any period, the amount equal to Consolidated Net Income for such period excluding non-operating gains or losses, plus, in each case to the extent deducted in determining Consolidated Net Income for such period, the sum for the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, of the following: (a) Consolidated Interest Expense for such period, (b)

                                Credit Agreement
         amortization or write-off of debt issuance costs in connection with the termination of the Existing Credit Agreement, (c) Consolidated provision for income taxes for such period, (d) Consolidated depreciation and amortization expense for such period, (e) Consolidated non-cash compensation expense attributable to the vesting, in connection with the consummation of the public offering of the shares of common stock of the Company referred to in Section 3.01(g), of 9,231,105 shares of restricted common stock of the Company, (f) any amounts in respect of the minority interest of any other Person in the Company and its Subsidiaries for such period, (g) the amount of all dividends received during such period from Persons which are not Wholly-Owned Subsidiaries of the Company, but which the Company reports on a consolidated basis in accordance with GAAP, (h) expenses incurred or reserves taken during such period associated with (i) the sale of the New York Real Property, including the relocation or consolidation of individuals and offices located in New York City (whether or not occupying the New York Real Property) in connection with, or in anticipation of, such sale, or (ii) the relocation or consolidation of individuals and offices located in New York City, currently occupying more than 300,000 square feet, including in each case all expenses of renovating office space, and (i) equity losses from any other Person which is partially-owned by the Company but which is not a Wholly-Owned Subsidiary of the Company and which is not Consolidated for such period, minus, in each case to the extent added in determining such Consolidated Net Income for such period, (x) any amounts in respect of the minority interest of any other Person in the Company and its Subsidiaries for such period, (y) the amount of all dividends paid during such period by Persons which are not Wholly-Owned Subsidiaries of the Company, but which the Company reports on a consolidated basis in accordance with GAAP, and (z) equity gains from any other Person which is partially-owned by the Company but which is not a Wholly-Owned Subsidiary of the Company and which is not Consolidated for such period.

                  "Consolidated Interest Expense" means, for any period, for the Company and its Consolidated Subsidiaries, the sum, determined on a consolidated basis in accordance with GAAP and without duplication, of the aggregate amount of interest accruing during such period by the Company and its Consolidated Subsidiaries, including the interest portion of payments under Capital Lease Obligations and any capitalized interest and amortization of debt discount and expense, but excluding interest paid in kind and amortization or write-off of debt issuance costs in connection with the termination of the Existing Credit Agreement, provided that (a) Consolidated Interest Expense for the period of four consecutive fiscal quarters ending June 30, 1998 shall be equal to the product of Consolidated Interest Expense for the fiscal quarter ending June 30, 1998 multiplied by four, (b) Consolidated Interest Expense for the period of four consecutive fiscal quarters ending September 30, 1998 shall be equal to the product of Consolidated Interest Expense for the two consecutive fiscal quarters ending September 30, 1998 multiplied by two, (c) Consolidated Interest Expense for the period of four consecutive fiscal quarters ending December 31, 1998 shall be equal to the product of Consolidated Interest Expense for the three consecutive fiscal quarters ending December 31, 1998

                                Credit Agreement
         multiplied by a fraction, the numerator of which is four and the denominator of which is three.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period.

                  "Consolidated Subsidiary" means, at any date, any Subsidiary of the Company the accounts of which are consolidated with those of the Company in its consolidated financial statements prepared in accordance with GAAP.

                  "Continue", "Continuation" and "Continued" each refers to a continuation of Advances of one Type as Advances of the same Type pursuant to Section 2.09(b).

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09(a), (c) or (d).

                  "CSI" means Citicorp Securities, Inc.

                  "Currency" means Dollars or any Foreign Currency.

                  "Debt" of any Person means, without duplication, (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than any subordinated payment obligations existing on the Closing Date in respect of the repurchase, retirement or redemption of capital stock of the Company from former Management Investors), (c) obligations of such Person to pay the deferred purchase price of Property or services, (d) Capital Lease Obligations of such Person, (e) Debt of others Guaranteed by such Person, (f) Debt of others secured by a Lien on the Property of such Person, (g) all obligations of such Person to redeem, retire, defease or otherwise make any payment in respect of shares of capital stock of such Person (other than any subordinated payment obligations existing on the Closing Date in respect of the repurchase, retirement or redemption of capital stock of the Company from former Management Investors), and (h) all obligations, contingent or otherwise, of such Person in respect of letters of credit or acceptances (excluding, however, trade accounts payable arising in the ordinary course of business and deferred rent and deferred employee compensation incurred in the ordinary course of business, and, in each case, not overdue).

                                Credit Agreement

                  "Debt to EBITDA Ratio" means, on any date, the ratio of (i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ending on or most recently ended prior to such date.

                  "Default" means an Event of Default or an event that, with notice or lapse of time or both, would become an Event of Default.

                  "Divestiture" shall mean any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Company and/or any of its Subsidiaries sells, transfers or otherwise disposes of (a) any going business or all or substantially all of the Property of any of its Subsidiaries, whether through the purchase of assets, merger or otherwise or (b) at least a majority of Voting Shares of any of its Subsidiaries.

                  "Dollar Equivalent" means, with respect to any Advance denominated in any Foreign Currency, the amount of Dollars that would be required to purchase the amount of the Foreign Currency of such Advance on the date such Advance is requested (or (a) in the case of any determination made under Section 2.01(a)(iii) hereof, on the date of any Borrowing referred to therein, and (b) in the case of any determination made under Section 2.10(c) or redenomination under the last sentence of Section 2.13(e), on the date of determination or redenomination therein referred to), based upon the spot selling rate at which Citibank offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time for delivery two Business Days later.

                  "Dollars" and "$" means lawful money of the United States of America.

                  "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" below its signature hereto or in the Assignment and Acceptance pursuant to which it became a Bank, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

                  "Domestic Operating Subsidiary" means any Operating Subsidiary organized under the laws of any jurisdiction within the United States.

                  "Environmental Laws" means any and all present and future United States Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal,

                                Credit Agreement
         transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Existing Credit Agreement" means the Credit and Guarantee Agreement, dated as of December 12, 1996, among Young & Rubicam Holdings Inc., the Company, Young & Rubicam Inc., a New York corporation, Young & Rubicam L.P., the Subsidiary Borrowers party thereto, the Lenders party thereto, Bank of America National Trust and Savings Association, as Administrative Agent, and Bank of America International Limited, as European Paying Agent.

                  "Facility Fee" has the meaning specified in Section 2.03(a).

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Foreign Borrower" means each Borrower that is a Foreign Operating Subsidiary.

                  "Foreign Currency" means, at any time, any currency other than Dollars.

                  "Foreign Currency Equivalent" means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term "Dollar Equivalent", as determined by the Administrative Agent.

                  "Foreign Operating Subsidiary" means any Operating Subsidiary of the Company organized under the laws of any jurisdiction outside the United States of America.

                  "GAAP" has the meaning specified in Section 1.03.

                                Credit Agreement

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of another Person, including without limitation, any obligation of such Person (a) to purchase or pay (or supply or advance funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep- well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof in whole or in part; provided, that the term "Guarantee" shall not include any endorsement of an instrument for deposit or collection in the ordinary course of business. The term "Guarantee" used as verb has a corresponding meaning.

                  "HFCP Investors" means, collectively, Hellman & Friedman Capital Partners III, L.P., a California limited partnership, H&F Orchard Partners III, L.P. , a California limited partnership, and H&F International Partners III, L.P. , a California limited partnership.

                  "Hostile Acquisition" means an Acquisition that has not been approved by the board of directors of the target company prior to the commencement of a tender offer or proxy contest in respect thereof.

                  "Inactive Subsidiary" means any Subsidiary of the Company which (and only for so long as such Subsidiary) (a) is not a Borrower,
         (b) is not then actually engaged in any business, (c) does not have liabilities or obligations, and is not a party to any litigation or other proceeding involving amounts, in excess of $1,000,000 in the aggregate, (d) does not own Property with an aggregate book value in excess of $1,000,000, (e) does not own any capital stock of any Person (other than another Inactive Subsidiary) and (f) does not incur any liabilities or obligations other than in connection with its continued inactive existence or the liquidation or dissolution thereof.

                  "Insolvent" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA. "Insolvency" has a correlative meaning.

                  "Interest Coverage Ratio" means, on any date, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date to (b) Consolidated Interest Expense for such period.

                  "Interest Period" means, with respect to any LIBO Rate Advance, the period beginning on the date such LIBO Rate Advance is made, or Converted from a Base Rate

                                Credit Agreement

         Advance or Continued as a LIBO Rate Advance, and ending on the last day of the period selected by the Company pursuant to the provisions below. The duration of each Interest Period in respect of any LIBO Rate Advance shall be 1, 2, 3 or 6 months, as the Company may, upon notice received by the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) the Company may not select any Interest Period in
                  respect of any LIBO Rate Advance that ends after the Commitment Termination Date;

                           (b) each Interest Period that begins on the last
                  Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and

                           (c) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

                  "Investment" has the meaning specified in Section 5.02(d).

                   "Joint Venture" means any corporation, partnership, association, business trust or other entity or organization which is not a Subsidiary of a Borrower and in which the Company or a Subsidiary has a significant ownership interest.

                  "LIBO Lending Office" means, with respect to any Bank, the office of such Bank specified as its "LIBO Lending Office" below its signature hereto or in the Assignment and Acceptance pursuant to which it became a Bank (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

                  "LIBO Rate" means, with respect to each day during the relevant Interest Period, the rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars or the relevant Approved Foreign Currency are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London (or, in the case of English Pounds Sterling, Paris) interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period comparable to such Interest Period and in an amount approximately equal to such Reference Banks' collective pro rata share of the requested Advance. The LIBO Rate for any Interest Period for each LIBO Rate Advance comprising part of each Borrowing shall

                                Credit Agreement
         be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                  "LIBO Rate Advance" means an Advance which bears interest as provided in Section 2.06(a)(ii) or 2.06(b)(i)(y).

                  "LIBO Rate Reserve Percentage" of any Bank for any Interest Period for any LIBO Rate Advance means the effective rate (expressed as a percentage) at which reserve requirements (including, without limitation, emergency, supplemental and other marginal reserve requirements) are imposed on such Bank during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind on or with respect to Property, including, without limitation, the retained security title of a conditional vendor, any easement, right of way or other encumbrance on title to real Property and any sale of accounts or general intangibles for money due or to become due.

                  "Local Time" shall mean, with respect to any Advance denominated in or any payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Advance is denominated or such payment is to be made.

                  "Majority Banks" means at any time Banks holding more than 50% of the then aggregate unpaid principal amount of the Advances held by Banks, or, if no such principal amount is then outstanding, Banks having more than 50% of the Commitments.

                  "Management Investor" means any holder of Voting Shares or of a right to acquire Voting Shares who is a current or former employee of the Company.

                  "Management Voting Trust" means the voting trust established pursuant to the Management Voting Trust Agreement, dated as of December 12, 1996.

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or (b) the legality, validity or enforceability of this Agreement or any Note, or
         (c) the ability of any Borrower to perform its obligations under this Agreement or any Note.

                                Credit Agreement

                  "Material Foreign Operating Subsidiary" means any Foreign Operating Subsidiary of the Company (a) which has liabilities or obligations, or is a party to any litigation or other proceeding involving amounts, in excess of $5,000,000 in the aggregate, provided that no Foreign Operating Subsidiary shall be a Material Foreign Operating Subsidiary under this clause (a) unless a Borrower or any Domestic Operating Subsidiary or other Material Foreign Operating Subsidiary is or may be liable for such liabilities, obligations, litigations or proceedings, or (b) which owns assets (net of current liabilities (other than those owed to the Company or any of its Subsidiaries) immediately prior to the occurrence of the relevant event described in Section 6.01(g) with respect to such Foreign Operating Subsidiary) with an aggregate book value in excess of $5,000,000.

                  "Material Lease" means any lease, sublease, license or other occupancy agreement (a) which involves an obligation with respect to 50,000 or more square feet in area of real Property and (b) to which any Borrower or any of its Subsidiaries is a party or pursuant to which such Borrower or any such Subsidiary uses or occupies real Property.

                  "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

              "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Amount" means, with respect to any Investment, the cost to the Company and its Subsidiaries of such Investment (determined in accordance with GAAP, but without regard to any increase or decrease in the value of such Investment, whether resulting from profits and losses or from changes in currency exchange rates or otherwise, or the existence of any undistributed profits or losses with respect thereto), less any net return of capital realized upon the sale, repayment or other liquidation of such Investment (determined in accordance with GAAP, but without regard to any amounts realized as earnings on such Investment).

                  "New York Real Property" means the real Property owned by the Company located at 285 Madison Avenue, New York City.

                  "Note" means a promissory note of any Borrower payable to the order of any Bank, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Bank resulting from the Revolving Credit Advances made by such Bank.

                                Credit Agreement

                  "Notice of Borrowing" means a Notice of Revolving Credit Borrowing or a Notice of Swing Line Borrowing.

                  "Notice of Revolving Credit Borrowing" has the meaning specified in Section 2.01(d)(i).

                  "Notice of Swing Line Borrowing" has the meaning specified in
         Section 2.02(d).

                  "Operating Subsidiary" means any Subsidiary other than an Inactive Subsidiary.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Government Authority.

                  "Plan" means, at any time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pricing Level Change" means a change in the Debt to EBITDA Ratio that results in the change from one Pricing Level Period to another, each Pricing Level Change to be effective on the date of delivery by the Borrower pursuant to Section 5.01(a)(i) and (ii) of the financial statements that demonstrate such change; provided, that if the Borrowers shall fail to deliver when due such financial statements, the Pricing Level 3 Period shall be deemed to apply from the date on which such financial statements were due until they are delivered in accordance with said Section 5.01(a)(i) or (ii).

                  "Pricing Level Period" means a Pricing Level 1 Period, a Pricing Level 2 Period or a Pricing Level 3 Period.

                  "Pricing Level 1 Period" means a period during which the Debt to EBITDA Ratio is less than 1.0 to 1.0.

                  "Pricing Level 2 Period" means a period that is not a Pricing Level 1 Period during which the Debt to EBITDA Ratio is less than 2.5 to 1.0.

                  "Pricing Level 3 Period" means a period during which the Debt to EBITDA Ratio is greater than or equal to 2.5 to 1.0.

                                Credit Agreement

                  "Principal Financial Center" shall mean, in the case of any Currency, the principal financial center of the country of issue of such Currency, as determined by the Administrative Agent.

                  "Property" means, with respect to any Person, any property, assets or revenues of such Person or any interest of such Person therein.

                  "Quarterly Date" means the last Business Day of each March, June, September and December.

                  "Reference Banks" means the principal London office of each of Citibank, Bank of America National Trust and Savings Association and The Bank of New York.

                  "Register" has the meaning specified in Section 8.07(d).

                  "Related Equity Securities" means, all options, warrants or other rights to acquire, or obligations to issue, shares of capital stock of, equity interests in, or partnership interests in, the Company or any of its Subsidiaries, or similar securities or contractual obligations the value of which is derived from the value of an equity interest in the Company or any of its Subsidiaries, or securities convertible into or exchangeable for capital stock of, equity interests in, partnership interests in, or similar securities or contractual obligations of, the Company or any of its Subsidiaries.

                  "Reportable Event" means any of the events set forth in
         Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                  "Reorganization" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Responsible Officer" means, as to any Person, the chief executive officer, the president, any member of the management committee of such Person or any other officer of such Person designated as such in writing by any of the foregoing officers of such Person or, with respect to financial matters, the chief financial officer, the chief accounting officer or the treasurer of such Person.

                  "Revolving Credit Advance" means an advance by a Bank to a Borrower as part of a Revolving Credit Borrowing.

                                Credit Agreement

                  "Revolving Credit Borrowing" means (a) a borrowing consisting of simultaneous Revolving Credit Advances of the same Currency and Type having the same Interest Period and (b) other than for purposes of
         Section 3.02, (i) the simultaneous Conversion of Revolving Credit Advances of one Type to Revolving Credit Advances of the other Type in the same Currency (having, in the case of Conversions into LIBO Rate Advances, the same Interest Period) and (ii) the simultaneous Continuation of Revolving Credit Advances of one Type as Revolving Credit Advances of the same Type in the same Currency and having the same Interest Period.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Specified Eurocurrency" means any of English Pounds Sterling, German Deutschemarks, French Francs, Swiss Francs or Japanese Yen.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Voting Shares of such corporation, partnership, limited liability company or other entity is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless the context otherwise indicates, a reference to a Subsidiary, shall mean a Subsidiary of the Company.

                  "Swing Line Advance" means an advance made by (a) the Swing Line Bank pursuant to Section 2.02 or (b) any other Bank pursuant to
         Section 2.02(g).

                  "Swing Line Bank" means Citibank.

                  "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

                  "Swing Line Facility" means an aggregate amount not to exceed $20,000,000 at any time outstanding.

                  "Swing Line Reduction" has the meaning specified in Section 2.01(a)(i).

                  "Termination Date" means the earlier of the Commitment Termination Date and the date of termination in whole of the Commitments pursuant to Section 2.04(b) or 6.01.

                  "Voting Shares" means, at any time, as to any Person, the outstanding securities of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person.

                                Credit Agreement

                  "Wholly-Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person 100% of the Voting Shares (except qualifying shares held by directors or others in order to comply with local law) of which are owned by such Person and/or one or more other Wholly-Owned Subsidiaries of such Person.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted United States accounting principles ("GAAP"), applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided, that if, after the date of this Agreement there are any changes to GAAP, the Company or the Required Banks may request an amendment to any provision of this Agreement to take account of such changes, and, until such provision is so amended or such request withdrawn, all determinations of such provision shall be made on the basis of GAAP applied on a basis consistent with the audited financial statements of the Company and its Consolidated Subsidiaries most recently delivered prior to the time such changes to GAAP became effective.

                  SECTION 1.04. Currencies and Types of Advances. Advances are distinguished by "Currency" and by "Type". The "Currency" of an Advance refers to the Currency in which it is at the time denominated. The "Type" of an Advance refers to whether it is at the time a Base Rate Advance or a LIBO Rate Advance.


                                   ARTICLE II


                        AMOUNTS AND TERMS OF THE ADVANCES



                  SECTION 2.01.  The Revolving Credit Advances.


                  (a)(i) Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to any Borrower in Dollars or (in the case of LIBO Rate Advances only) in an Approved Foreign Currency from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set opposite such Bank's name on the signature pages hereof or, if such Bank has entered into any Assignment and Acceptance, set forth for such Bank in the Register, as such amount may

                                Credit Agreement
         be increased or reduced pursuant to Section 2.04 (such Bank's "Commitment"); provided that the aggregate amount of the Commitments of the Banks shall be deemed used from time to time to the extent of the aggregate amount of Swing Line Advances then outstanding, such deemed use of the aggregate amount of the Commitments to be deemed applied to the Banks ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "Swing Line Reduction").

                  (ii) If after giving effect to any LIBO Rate Advances under this Section 2.01(a) more than six separate Interest Periods in respect of LIBO Rate Advances denominated in a single Currency, or more than twelve separate Interest Periods in respect of all LIBO Rate Advances, would be outstanding at the same time, then such Advances shall not be required to be made as LIBO Rate Advances.

                  (iii) For purposes of determining (i) whether the amount of any Borrowing, together with all other Advances then outstanding, would exceed the aggregate amount of the Commitments, (ii) for purposes of
         Section 2.04(b), the aggregate unutilized amount of the Commitments and
         (iii) for purposes of Sections 2.09, 2.10(b) and 2.10(c), the aggregate outstanding principal amount of the Advances, the outstanding principal amount of any Advance that is denominated in a Foreign Currency shall be deemed to be the Dollar Equivalent of the Foreign Currency amount of such Advance.

                  (b) Each Revolving Credit Borrowing (i) shall (except as otherwise provided in Sections 2.09(c) and (d)) be in an aggregate amount not less than (x) in the case of a Revolving Credit Borrowing comprised of Advances denominated in Dollars, $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the case of a Revolving Credit Borrowing comprised of Advances denominated in any Approved Foreign Currency, the Foreign Currency Equivalent of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (rounded downwards to the nearest 1,000 units of such Approved Foreign Currency) and (ii) shall consist of Revolving Credit Advances of the same Type (and, if such Revolving Credit Advances are LIBO Rate Advances, having the same Interest Period), denominated in the same Currency and made, Converted or Continued on the same day by the Banks ratably according to their respective Commitments. Subject to the terms and conditions of this Agreement, the Borrowers may from time to time borrow under this Section 2.01, prepay pursuant to Section 2.10(b) and reborrow the amount of the Commitments; provided, that no such reborrowing shall be permitted hereunder at any time if, after giving effect thereto, the aggregate outstanding principal amount of Advances would exceed the aggregate amount of the Commitments at such time.

                  (c) The Revolving Credit Advances of each Bank made to any Borrower under this Section 2.01 shall be evidenced by a single promissory note of such Borrower in the amount of such Bank's Commitment in substantially the form of Exhibit A.

                  (d) (i) The Company shall give the Administrative Agent notice of each Revolving Credit Borrowing not later (x) than 12:00 noon (New York City time) on the third Business Day (or, if such Revolving Credit Borrowing is to be denominated in an

                                Credit Agreement

         Alternate Currency, 12:00 noon (London time) on the third Business Day) prior to the date of such Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of LIBO Rate Advances, or (y) than 11:00 A.M. (New York City time) on the Business Day of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, and the Administrative Agent shall give to each Bank prompt notice thereof by telecopier, telex or cable. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telecopier, telex or cable, in substantially the form of Exhibit B-1, specifying therein
         (i) the requested date of such Revolving Credit Borrowing, (ii) the requested Currency and Type of Revolving Credit Advances comprising such Revolving Credit Borrowing, (iii) the requested aggregate amount of such Revolving Credit Borrowing, (iv) in the case of a Revolving Credit Borrowing consisting of LIBO Rate Advances, the requested initial Interest Period for each such Advance, and (v) the name of the applicable Borrower.

                  (ii) Each Bank shall, before 1:00 P.M. Local Time on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account for the Currency of such Revolving Credit Advances, in same day funds, such Bank's ratable portion of such Revolving Credit Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the applicable Borrower at such account as such Borrower and the Administrative Agent may agree.

                  (e) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Company and the applicable Borrower. In the case of any Revolving Credit Borrowing which the related Notice of Revolving Credit Borrowing specifies is to be comprised of LIBO Rate Advances, the Company shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill, on or before the date specified in such Notice of Revolving Credit Borrowing, the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Revolving Credit Advance to be made by such Bank as part of such Revolving Credit Borrowing. The Company shall not be liable under this clause for the payment of any amounts incurred or accrued more than 180 days prior to the date on which notice of the event or circumstance giving rise to the obligation to make such payment is given to the Company hereunder, except to the extent such amounts were incurred or accrued prior to such date due solely to the retroactive nature of the relevant requirement. The Company shall pay amounts owing to any Bank pursuant to this Section 2.01(e) within 30 days after receipt from such Bank of a certificate setting forth in reasonable detail the calculation of the amount such Bank is entitled to claim under this Section 2.01(e) (which certificate shall be conclusive and binding on the Company, absent manifest error). If the Company objects in good faith to any payment demanded under this clause on or before the date such payment is due, then the Company and the Bank demanding such payment shall enter into discussions to review the amount due, and the Company's obligation to pay such amount to such Bank shall be deferred

                                Credit Agreement
for 45 days after the original demand for payment, and if the Company and such Bank do not reach agreement during such 45-day period on the amount due, the Company shall pay to such Bank at the end of such 45-day period the amount certified by such Bank to be due.

                  (f) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Revolving Credit Borrowing that such Bank will not make available to the Administrative Agent such Bank's ratable portion of such Revolving Credit Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Revolving Credit Borrowing in accordance with Section 2.01(d) and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Administrative Agent, such Bank and such Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to the Revolving Credit Advances and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance as part of such Revolving Credit Borrowing for purposes of this Agreement (and such Advance shall be deemed to have been made by such Bank on the date on which such amount is so repaid to the Administrative Agent).

                  (g) The failure of any Bank to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Revolving Credit Advance to be made by such other Bank on the date of any Revolving Credit Borrowing.

                  (h) The Revolving Credit Advances of each Currency and Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Revolving Credit Advances of such Currency and Type.

                  SECTION 2.02.  Swing Line Advances.


                  (a) The Company may request the Swing Line Bank to make, and the Swing Line Bank may from time to time, in its sole discretion, make, on the terms and conditions herein set forth, Swing Line Advances to the Company on any Business Day during the period from the date hereof until the earlier of (i) the Termination Date and (ii) 30 days before the Commitment Termination Date in an aggregate amount not to exceed at any time outstanding the lesser of (i) the Swing Line Facility and (ii) the unused amount of the Commitments on such Business Day.

                                Credit Agreement

                  (b) Each Swing Line Borrowing shall be in a principal amount not less than $1,000,000.

                  (c) Subject to the terms and conditions of this Agreement, the Company may borrow under this Section 2.02, prepay pursuant to Section 2.10(a) and reborrow hereunder; provided, that no such reborrowing shall be permitted hereunder at any time if, after giving effect thereto, (i) the aggregate outstanding principal amount of Advances would exceed the aggregate amount of the Commitments at such time or (ii) the aggregate outstanding principal amount of Swing Line Advances would exceed the amount of the Swing Line Facility at such time.

                  (d) The Company may request a Swing Line Borrowing from the Swing Line Bank under this Section 2.02 by delivering to the Administrative Agent and the Swing Line Bank, no later than 12:00 noon (New York City time) on the date of the proposed Swing Line Borrowing, a notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing"), which shall be made by telecopier, telex or cable, in substantially the form of Exhibit B-2, specifying therein (i) the requested date of such Swing Line Borrowing (which shall be a Business Day), (ii) the requested amount of such Swing Line Borrowing, (iii) the requested maturity of such Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Swing Line Borrowing) and (iv) the account of the Company to which the proceeds of such Swing Line Borrowing are to be made available.

                  (e) The Swing Line Bank shall, no later than 2:00 P.M. (New York City time) on the requested date of such Swing Line Borrowing notify the Administrative Agent and the Company of its decision whether or not to make the requested Swing Line Advance; provided that any failure by the Swing Line Bank to give such notice shall not cause the Swing Line Bank to be obligated to make such Swing Line Advance.

                  (f) If the Swing Line Bank, in its sole discretion, elects to make such Swing Line Advance, it will (subject to the applicable conditions set forth in Article III) make the amount of such Swing Line Advance available to the Company at the account specified in the relevant Notice of Swing Line Borrowing.

                  (g) Upon demand by the Swing Line Bank through the Administrative Agent, each other Bank shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each other Bank, such other Bank's pro rata share (based upon such Bank's respective amount of the Commitments at such time or, if the Commitments have terminated, such Bank's respective amount of the Advances at such time) of the amount of each outstanding Swing Line Advance (and related claims for accrued and unpaid interest thereon) made by the Swing Line Bank, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the sum of (i) the portion of the outstanding principal amount of such Swing Line Advances to be purchased by such Bank plus (ii) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Swing Line Advances. Each Bank's obligations to make such

                                Credit Agreement
payments to the Administrative Agent for the account of the Swing Line Bank under this paragraph (g), and the Swing Line Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Bank to make its payment under this paragraph (g), the financial condition of the Company or any other Borrower, the existence of any Default, the failure of any of the conditions set forth in Article III to be satisfied, or the termination of the Commitments. Each such payment to the Swing Line Bank shall be made without any offset, abatement, withholding or reduction whatsoever. Each Bank agrees to purchase its pro rata share of such outstanding Swing Line Advances on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Bank of a portion of the Swing Line Advances, the Swing Line Bank represents and warrants to such other Bank that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance. If and to the extent that any Bank shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Bank agrees to pay to the Administrative Agent for the account of the Swing Line Bank forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Bank shall pay to the Administrative Agent such amount for the account of the Swing Line Bank, such amount so paid in respect of principal shall constitute a Swing Line Advance by such Bank for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advances made by the Swing Line Bank shall be reduced by such amount.

                                Credit Agreement

                  SECTION 2.03.  Fees.


                  (a) Facility Fee. The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Bank a facility fee (the "Facility Fee") on the daily average amount (both used and unused) of such Bank's Commitment from the date (in the case of each Bank that is a signatory hereto) on which the Borrowers sign this Agreement and from the effective date specified in the Assignment and Acceptance (in the case of each Bank that becomes a party hereto pursuant to Section 2.04(a) or 8.07) pursuant to which it became a Bank, until the Termination Date, at a rate per annum equal to the Applicable Facility Fee Rate as in effect from time to time. Any accrued Facility Fees shall be paid on each Quarterly Date and on the Termination Date.

                  (b) Administrative Agent's Fee. The Company agrees to pay to the Administrative Agent, for the Administrative Agent's own account, an annual administrative agency fee at the times and in the amounts heretofore agreed between the Company and the Administrative Agent.

                  (c) Arrangement Fee. The Company agrees to pay (i) to CSI for CSI's own account, an arrangement fee on the Closing Date in the amount heretofore agreed between the Company and CSI and (ii) to BARS for BARS's own account, an arrangement fee on the Closing Date in the amount heretofore agreed between the Company and BARS.

                  (d) Upfront Fee. The Company agrees to pay to the Administrative Agent for the account of each Bank an upfront fee on the Closing Date in the amount heretofore agreed between the Company, the Administrative Agent and CSI.

                  SECTION 2.04.  Changes in Commitments.

                  (a) Commitment Increases. The Company shall have the right, no more than once in any calendar year, to increase the aggregate amount of the Commitments hereunder on and subject to the following terms and conditions:

(i) The Company may, by notice to the Administrative Agent (which shall promptly notify the Banks), request that the Banks increase ratably their respective Commitments by an aggregate amount up to but not exceeding $100,000,000, specifying the amount of the proposed increase and the proposed effective date thereof.

(ii) The Company may offer the increase to (x) then existing Banks, and each such existing Bank shall have the right (but no obligation) to commit to all or a specified portion of the proposed increase, or (y) other financial institutions (each an "Additional Bank") that are not Banks and that are reasonably acceptable to the Administrative Agent; provided, that the commitment of any such other financial institution shall be at least $10,000,000.

                                Credit Agreement

(iii) Each Bank, acting in its sole discretion, shall, by notice to the Company and the Administrative Agent given no later than the date (the "Increase Consent Date") that is 15 days after the date of such increase request (or, if such date is not a Business Day, the next succeeding Business Day), advise the Company and the Administrative Agent whether or not such Bank agrees to such increase; provided, that each Bank that determines not to increase its Commitment (a "Non-Increasing Bank") shall notify the Administrative Agent (which shall notify the Banks) of such fact promptly after such determination (but in any event no later than the Increase Consent Date) and any Bank that does not advise the Company on or before the Increase Consent Date shall be deemed to be a Non-Increasing Bank. The election of any Bank to agree to such increase shall not obligate any other Bank to so agree.

(iv) The Administrative Agent shall notify each Bank of such increase, confirming the effective date thereof (the "Increased Commitment Date") and the aggregate amount thereof and the amount of the increase (if any) in each Bank's Commitment; and on such effective date, each Bank's Commitment shall automatically, without any other action by any Person, be increased by the additional amount agreed to by such Bank; provided that, in the event that the amount by which the Banks have agreed to increase their Commitments exceeds the amount of the requested increase of the Commitments offered to the Banks, such increase in the Commitments shall be allocated among such Banks pro rata in accordance with the respective amounts of by which such Banks have agreed to increase their Commitments.

(v) Each Additional Bank shall, prior to the Increased Commitment Date, execute and deliver an agreement in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which it undertakes a Commitment hereunder (and such Additional Bank shall thereupon become a "Bank" for all purposes of this Agreement).

(vi) Notwithstanding the foregoing, any increase in the aggregate Commitments hereunder pursuant to this Section 2.04(a) shall not be effective unless:

                           (x) the Company shall have given the Administrative
                  Agent notice of any such increase at least 20 Business Days prior to any such Increased Commitment Date;

                           (y) no Default shall have occurred and be continuing
                  as of the date of the notice referred to in the foregoing clause (x) or on the Increased Commitment Date; and

                                Credit Agreement

                           (z) the aggregate amount of increase in the aggregate
                  Commitments pursuant to this Section 2.04(a) may not exceed $100,000,000, and the amount of any single increase in the aggregate Commitments pursuant to this Section 2.04(a) shall be at least $25,000,000.

                  (b) Commitment Reductions. (i) The aggregate amount of the Commitments shall automatically be reduced to zero on the Commitment Termination Date.

                  (ii) The Company shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unutilized portions of the respective Commitments of the Banks, provided, that the aggregate amount of the Commitments of the Banks shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding (computed, in the case of Advances denominated in a Foreign Currency, as the Dollar Equivalent thereof), and provided, further, that each partial reduction shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (c) Reductions Permanent. The Commitments once terminated or reduced under this Section 2.04 may not be reinstated.

                  SECTION 2.05.  Repayment of Advances.


                  (a) Advances. Each Borrower hereby promises to repay to the Administrative Agent for the account of each Bank the principal amount of each Revolving Credit Advance made by such Bank to such Borrower, and each Revolving Credit Advance shall mature, on the Termination Date.

                  (b) Swing Line Advances. The Company hereby promises to pay to the Swing Line Bank (with notice to the Administrative Agent), and to the Administrative Agent for the account of each other Bank that has made a Swing Line Advance, the outstanding principal amount of each Swing Line Advance made by each of them, and each such Swing Line Advance shall mature, on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Swing Line Borrowing) and the Termination Date.


                  SECTION 2.06.  Interest.


                  (a) Ordinary Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance made by each Bank to such Borrower, from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal to the sum of the Base Rate in effect from time to time plus the Applicable

                                Credit Agreement

         Margin for Base Rate Advances as in effect from time to time, payable quarterly in arrears on each Quarterly Date and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) LIBO Rate Advances. If such Advance is a LIBO Rate Advance, a rate per annum for the Interest Period for such Advance, equal to the sum of the LIBO Rate for such Interest Period plus the Applicable Margin for LIBO Rate Advances as in effect from time to time, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the three-month anniversary of the first day of such Interest Period, and on the date such LIBO Rate Advance shall be Converted or paid in full.

                  (iii) Swing Line Advances. If such Advance is a Swing Line Advance, a rate per annum equal to the sum of the Base Rate in effect from time to time (or such other rate as may be agreed to in writing by the Company and the Swing Line Bank prior to the making of such Swing Line Advance) plus the Applicable Margin for Base Rate Advances in effect from time to time, payable quarterly in arrears on each Quarterly Date, on the scheduled maturity date of such Swing Line Advance and on the date such Swing Line Advance shall be paid in full.

                  (b) Default Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance made to such Borrower that is not paid when due (whether at stated maturity, by acceleration or otherwise), and on the unpaid amount of any interest, fee or other amount whatsoever payable hereunder that is not paid when due, payable on demand, at a rate per annum during the period from the due date thereof to the date on which such amount is paid in full equal to:

                  (i)  in the case of any amount of principal of such Advance:

                           (x) in the case of any Base Rate Advance or any Swing
                  Line Advance, 2% per annum plus the rate which would otherwise be applicable to such Advance, and

                           (y) in the case of any LIBO Rate Advance, for the
                  balance of the then current Interest Period, 2% per annum plus the rate which would otherwise be applicable to such Advance for such Interest Period and, thereafter, 2% per annum plus the Base Rate as in effect from time to time, and

                  (ii) in the case of all other amounts, 2% per annum plus the Base Rate as in effect from time to time.

                  SECTION 2.07. Additional Interest on LIBO Rate Advances. Each Borrower shall pay to each Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets

                                Credit Agreement
consisting of or including Eurocurrency Liabilities (or the equivalent), additional interest on the unpaid principal amount of each LIBO Rate Advance of such Bank made to such Borrower, from the date of such LIBO Rate Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) the LIBO Rate for the then current Interest Period for such LIBO Rate Advance from (b) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the LIBO Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such LIBO Rate Advance. Any Bank wishing to require payment of such additional interest on any LIBO Rate Advance shall so notify the Borrower of such LIBO Rate Advance and the Administrative Agent and shall furnish to such Borrower a certificate (which certificate shall be conclusive and binding on such Borrower, absent manifest error) setting forth the basis for such assertion and the amount to which such Bank is then entitled under this Section.

                  SECTION 2.08. Interest Rate Determinations; Changes in Pricing Levels.

                  (a) Each Reference Bank agrees to furnish to the Administrative Agent, upon request of the Administrative Agent, timely information for the purpose of determining the LIBO Rate from time to time. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining the LIBO Rate, the Administrative Agent shall determine the LIBO Rate on the basis of timely information furnished by the remaining Reference Banks (subject to clause (c) below).

                  (b) The Administrative Agent shall give prompt notice to the Company and the Banks of the applicable interest rate determined by the Administrative Agent for the purpose of Section 2.06 and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.06(a)(ii).

                  (c) If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the LIBO Rate for the Interest Period for any LIBO Rate Advances,

                  (i) the Administrative Agent shall forthwith notify the Company and the Banks that the interest rate cannot be determined for such LIBO Rate Advances for such Interest Period,

                  (ii) each such Advance will instead be made as a Base Rate Advance, and

                  (iii) the obligation of the Banks to make, or to Convert Advances into, or to Continue Advances as, LIBO Rate Advances shall be suspended until the Administrative Agent shall notify the Company and the Banks that the circumstances causing such suspension no longer exist.

                  (d) If prior to the commencement of the Interest Period for any Borrowing the Majority Banks notify the Administrative Agent (and the Administrative Agent notifies the

                                Credit Agreement

Company) that, by reason of circumstances generally affecting the London or Paris interbank market, as the case may be, the LIBO Rate does not adequately reflect the cost to such Banks of funding their Advances constituting part of such Borrowing, the rate of interest applicable to each such Advance for such Interest Period shall be the Applicable Margin plus the cost to each such Bank from time to time of funding its Advance constituting part of such Borrowing. A certificate or certificates of such Bank, given in good faith, as to such cost of funding shall be conclusive and binding on each Borrower in the absence of manifest error.

                  (e) If the Company shall fail to select the duration of the Interest Period for any LIBO Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Company and the Banks and such Advances will be made as Base Rate Advances.

                  SECTION 2.09.  Conversion and Continuation of Advances.


                  (a) The Company may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all or any portion of the outstanding Advances of one Type comprising part of the same Borrowing into Advances of the other Type in the same Currency; provided, that in the case of any such Conversion of a LIBO Rate Advance into a Base Rate Advance on a day other than the last day of an Interest Period therefor, the Borrower of such LIBO Rate Advance shall reimburse the Banks in respect thereof pursuant to
Section 8.04(c). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances or portions thereof to be Converted, and (iii) if such Conversion is into LIBO Rate Advances, the duration of the Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on each Borrower. Each portion of the Advances Converted as herein provided shall be in an aggregate amount of (x) in the case of a Conversion of Advances denominated in Dollars, $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the case of a Conversion of Advances denominated in any Approved Foreign Currency, the Foreign Currency Equivalent of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (rounded downwards to the nearest 1,000 units of such Approved Foreign Currency).

                  (b) The Company may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Continuation and subject to the provisions of Sections 2.08 and 2.12, Continue all or any portion of the outstanding LIBO Rate Advances comprising part of the same Borrowing into LIBO Rate Advances in the same Currency; provided, that any such Continuation of a LIBO Rate Advance shall be made only on the last day of an Interest Period therefor. Each such notice of a Continuation shall, within the restrictions specified above, specify (i) the date of such Continuation, (ii) the Advances or portions thereof to be Continued, and (iii) if such Continuation is of a LIBO Rate Advances, the duration of the Interest Period for each such Advance. Each notice of Continuation shall be irrevocable and binding on each

                                Credit Agreement

Borrower. Each portion of the Advances Continued as herein provided shall be in an aggregate amount of (x) in the case of a Continuation of Advances denominated in Dollars, $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the case of a Continuation of Advances denominated in any Approved Foreign Currency, the Foreign Currency Equivalent of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (rounded downwards to the nearest 1,000 units of such Approved Foreign Currency).

                  (c) On the date on which the aggregate unpaid principal amount of LIBO Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $2,500,000, such Advances shall automatically Convert into Base Rate Advances.

                  (d) Upon the occurrence and during the continuance of any Event of Default and upon notice from the Administrative Agent to the Company at the request of the Majority Banks, (i) each LIBO Rate Advance will automatically, on the last day of the Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Banks to make, or to Convert Advances into, or to Continue Advances as, LIBO Rate Advances shall be suspended.

                  (e) In the event that the Company fails to give a notice of Continuation of a LIBO Rate Advance as provided in subsection (b) above, such LIBO Rate Advance shall automatically be Converted into a Base Rate Advance on the last day of the Interest Period therefor.

                  SECTION 2.10.  Optional and Mandatory Prepayments of Advances.


                  (a) Prepayments Generally. Each Borrower may prepay the Advances made to such Borrower only as provided in subsection (b) below.

                  (b) Optional Prepayments. The Company may, upon giving notice to the Administrative Agent (and in the case of prepayment of a Swing Line Advance, the Swing Line Bank) not later than 11:00 a.m. New York City time on the date of prepayment, in the case of a Base Rate Advance or a Swing Line Advance, and not later than two Business Days prior to the date of prepayment in the case of a LIBO Rate Advance, in each case stating the Advances to be prepaid and the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower of such Advances shall, prepay the outstanding principal amounts of such Advances in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, that (i) each partial prepayment of a Revolving Credit Advance shall be in an aggregate principal amount not less than (x) in the case of Revolving Credit Advances denominated in Dollars, $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the case of Revolving Credit Advances denominated in any Approved Foreign Currency, the Foreign Currency Equivalent of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (rounded downwards to the nearest 1,000 units of such Approved Foreign Currency), (ii) each partial prepayment of a Swing Line Advance shall be in an aggregate principal amount not less than $1,000,000 or an integral multiple thereof and (iii) in the case of any such prepayment of a LIBO Rate Advance on a day other than the last day of an

                                Credit Agreement

Interest Period therefor, such Borrower shall reimburse the Banks in respect thereof pursuant to Section 8.04(c).

                  (c) Mandatory Prepayments. If at any time the aggregate amount of all Advances (for which purpose the amount of any Advance that is denominated in a Foreign Currency shall be deemed to be the Dollar Equivalent thereof as of the date of determination) exceeds 105% of the aggregate amount of the Commitments as then in effect, the Administrative Agent shall use all reasonable efforts to give prompt notice thereof to the Company, and the Company shall, upon receipt of such notice, cause the Advances forthwith to be prepaid in an amount so that after giving effect thereto the aggregate outstanding principal amount of the Advances (determined as aforesaid) does not exceed the aggregate amount of the Commitments; provided, that, any such payment shall be accompanied by any amounts payable under Section 8.04(c). The determinations of the Administrative Agent hereunder shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error.

                  SECTION 2.11.  Increased Costs.


                  (a) If, due to either (i) the introduction of or any change (other than any change relating to taxes or any change by way of imposition or increase of reserve requirements included in the LIBO Rate Reserve Percentage) in or in the interpretation of (to the extent any such introduction or change occurs after the date hereof) any law or regulation or (ii) the compliance with any guideline or request of any central bank or other Governmental Authority adopted or made after the date hereof (whether or not having the force of law), there shall be any increase deemed by such Bank to be material in the cost to any Bank of agreeing to make or making, funding or maintaining LIBO Rate Advances denominated in any Currency, each Borrower shall from time to time, within 30 days after delivery by such Bank to the Company (with a copy to the Administrative Agent) of a certificate as to the amount of (and specifying in reasonable detail the basis for) such increased cost, pay (subject to Section 2.11(c)) to the Administrative Agent for the account of such Bank the amount of the increased costs set forth in such certificate (which certificate shall be conclusive and binding for all purposes of this Agreement, absent manifest error); provided, that, before making any such demand, each Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

                  (b) (i) If any Bank determines that compliance with any law or regulation enacted or introduced after the date hereof or any guideline or request of any central bank or other Governmental Authority adopted or made after the date hereof (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank deemed by such Bank to be material and that the amount of such capital is increased by or based upon the existence of such Bank's Commitment and other commitments of this type, or the Advances, then, within 30 days after delivery by such Bank to the Company (with a copy

                                Credit Agreement
         to the Administrative Agent) of a certificate as to (and specifying in reasonable detail the basis for) the Additional Amounts (as hereinafter defined) requested by such Bank, the Company shall pay (subject to
         Section 2.11(c)) to the Administrative Agent for the account of such Bank, from time to time as specified by such Bank, the amount specified in such certificate (which certificate shall be conclusive and binding for all purposes, absent manifest error); provided, that, before making any such demand, each Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

                  (ii) For purposes hereof, the "Additional Amounts" that may be requested by any Bank under this Section 2.11(b) means such amounts as such Bank shall reasonably determine to be sufficient to compensate such Bank or any corporation controlling such Bank for any costs that such Bank reasonably determines are attributable to the maintenance by such Bank (or such corporation) of capital in respect of its Commitment or the Advances hereunder (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or such corporation) to a level below that which such Bank (or such corporation) could have achieved but for the enactment or introduction of such law or regulation or the adoption or making of such guideline or request).

                                Credit Agreement

                  SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Bank shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Bank or its LIBO Lending Office to perform its obligations hereunder to make LIBO Rate Advances or to fund or maintain LIBO Rate Advances hereunder, then, on notice thereof and demand therefor by such Bank to the Company through the Administrative Agent, (a) the obligation of the Banks to make or to Convert Advances into, or Continue Advances as, LIBO Rate Advances shall be suspended until the Administrative Agent shall notify the Company and the Banks that the circumstances causing such suspension no longer exist and (b) the Borrowers shall upon demand prepay in full all LIBO Rate Advances of all Banks then outstanding, together with interest accrued thereon, unless the Borrowers, within five Business Days of notice from the Administrative Agent, Convert all LIBO Rate Advances of all the Banks then outstanding into Base Rate Advances in accordance with Section 2.09; provided, that, before making any such demand, such Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different LIBO Lending Office if the making of such a designation would allow such Bank or its LIBO Lending Office to continue to perform its obligations to make LIBO Rate Advances or to continue to fund or maintain LIBO Rate Advances and would not, in the judgment of such Bank, be otherwise disadvantageous to such Bank.

                  SECTION 2.13.  Payments and Computations.


                  (a) (i) Except to the extent otherwise provided herein, all payments of principal of and interest on any Advance denominated in Dollars, and all Facility Fees and other amounts (other than the principal of and interest on any Advance denominated in a Foreign Currency) to be paid by the Borrowers under this Agreement and the Notes shall be made in Dollars, and all payments of principal of and interest on any Advance denominated in a Foreign Currency shall be made in such Foreign Currency, in each case in immediately available funds, without set-off or counterclaim, to the Administrative Agent's Account for the Currency in which such Advance or other amount is denominated, not later than 11:00 a.m. Local Time on the date on which such payment shall become due (each payment made after such time on such due date to be deemed to have been made on the next Business Day); provided, that if a new Advance is to be made to a Borrower by a Bank on a date on which such Borrower is to repay any principal of an outstanding Advance by such Bank in the same Currency, such Bank shall apply the proceeds of such new Advance to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Bank to the Administrative Agent or paid by such Borrower to the Administrative Agent, as the case may be.

                  (ii) The Administrative Agent will promptly cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable pursuant to Section 2.07, 2.11, 2.14 or 8.04(c)) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any

                                Credit Agreement
         other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

                  (iii) Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) All computations of interest based on the Base Rate and of Facility Fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBO Rate and the Federal Funds Rate shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.07 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Facility Fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder or under the Notes would be due on a day other than a Business Day, such due date shall be extended to the next succeeding Business Day, and any such extension of such due date shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (d) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that a Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  (e) If a Borrower shall fail to pay any principal of any Advance when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Advance shall, if such Advance is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be

                                Credit Agreement
payable on demand; and if such Borrower shall fail to pay any interest on any Advance that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

                  SECTION 2.14.  Taxes.


                  (a) (i) Subject to Section 2.14(f), any and all payments by the Borrowers hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof or by any other jurisdiction as a result of a present or former connection between such Bank or the Administrative Agent and such jurisdiction and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

                      (ii) If a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable by such Borrower hereunder or under any Note to any Bank or the Administrative Agent, (i) subject to Section 2.14(f), the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) of Taxes such Bank or the Administrative Agent (as the case may
         be) receives an amount equal to the sum it would have received had no such deductions of Taxes been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by such Borrower hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                  (c) Each Borrower will indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Bank or the Administrative Agent (as the case may be) in respect of Advances made to such Borrower and any liability (including penalties, interest and expenses) arising therefrom or with

                                Credit Agreement
respect thereto. This indemnification shall be made within 30 days from the date such Bank or the Administrative Agent (as the case may be) makes written demand therefor, accompanied by a calculation in reasonable detail of the amount demanded and evidence of the Taxes or Other Taxes (including, without limitation, taxes of any kind imposed by any jurisdiction or amounts payable under this Section 2.14) imposed on or paid by the Administrative Agent or such Bank.

                  (d) Within 30 days after the date of any payment of Taxes by a Borrower, such Borrower will furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by a Borrower hereunder or under the Notes, such Borrower will furnish to the Administrative Agent, at such address, a certificate from each appropriate taxing authority, or an opinion in form and substance satisfactory to the Administrative Agent of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes.

                  (e) Each Bank that is entitled to any exemption from or reduction of withholding tax with respect to payments hereunder and under the Notes payable to such Bank shall, on or prior to the date of its execution and delivery of this Agreement (in the case of each Bank that is a signatory hereto) and on the date of the Assignment and Acceptance pursuant to which it becomes a Bank (in the case of each other Bank that becomes a party hereto pursuant to Section 2.04(a) or 8.07), and from time to time thereafter if requested in writing by any Borrower (but only so long as such Bank remains lawfully able to do so), provide such Borrower with such documentation prescribed by applicable law or reasonably requested by such Borrower to permit payments by such Borrower under this Agreement and the Notes to be made without withholding or at a reduced rate of withholding. If, under applicable law, at the time a Bank first becomes a party to this Agreement the Borrower would be required to deduct any Taxes on any payments hereunder or under any Note payable to such Bank, withholding tax at such rate and liabilities with respect thereto shall be considered excluded from "Taxes" as defined in Section 2.14(a) that such Borrower shall be liable in respect of under this Section 2.14.

                  (f) For any period with respect to which a Bank has failed to provide a Borrower with the appropriate documentation described in Section 2.14(e) (other than if such failure is due to a change in law occurring subsequent to the date on which documentation originally was required to be provided, or if such documentation otherwise is not required under the first sentence of paragraph(e) above), such Bank shall not be entitled to indemnification by a Borrower under Section 2.14(a) with respect to Taxes imposed by the jurisdiction in which such Borrower is located; provided, however, that should a Bank become subject to Taxes because of its failure to deliver documentation required hereunder, the Borrowers shall take such steps as the Bank shall reasonably request to assist the Bank to recover such Taxes.

                  (g) Any Bank claiming any additional amounts payable pursuant to this Section 2.14 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office(s) if the making of such a change would avoid the need for, or reduce the amount of, any such additional

                                Credit Agreement
amounts that may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

                  SECTION 2.15. Pro Rata Treatment. Except to the extent otherwise provided herein:

                  (a) each Borrowing under Section 2.01 hereof shall be made from the Banks pro rata according to their respective Commitments;

                  (b) each payment of Facility Fee under Section 2.03(a) shall be made for the account of the Banks, and each termination or reduction of the amount of the Commitments under Section 2.04 shall be applied to the respective Commitments of the Banks, pro rata according to the amounts of their respective Commitments;

                  (c) LIBO Rate Advances denominated in the same Currency and having the same Interest Period shall be allocated pro rata among the Banks according to their respective Commitments;

                  (d) each payment or prepayment by a Borrower of principal of Advances of any Type and denominated in any Currency shall be made for the account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Advances of such Type and denominated in such Currency held by them; and

                  (e) each payment by a Borrower of interest on Advances of any Type and denominated in any Currency shall be made for the account of the Banks pro rata in accordance with the amounts of interest on Advances of such Type and denominated in such Currency then due and payable to them.

                  SECTION 2.16. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise), in Dollars or any other Currency, on account of the Advances made by it (other than pursuant to Section 2.07, 2.11, 2.14 or 8.04(c)) in excess of its ratable share of payments on account of the Advances, as the case may be, obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (a) the amount of such Bank's required repayment to (b) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of

                                Credit Agreement
payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.



                                   ARTICLE III

                              CONDITIONS OF LENDING


                  SECTION 3.01.  Conditions Precedent to Initial Borrowing.
  The obligation of each Bank to make an Advance on the occasion of the initial Borrowing is subject to the condition precedent that the Administrative Agent shall have received, on or prior to the day of the initial Borrowing but no later than May 30, 1998, the following documents and evidence, each (unless otherwise specified below) dated the date of such initial Borrowing and in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Bank:

                  (a) The Notes from each Borrower payable to the order of the respective Banks.

                  (b) Certified copies of the charter and by-laws (or equivalent documents) of each Borrower and of all corporate authority for each Borrower (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of this Agreement and the Notes and each other document to be delivered by such Borrower from time to time in connection herewith and the extensions of credit hereunder (and the Administrative Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from such Borrower to the contrary).

                  (c) A favorable opinion of Stephanie W. Abramson, Esq., General Counsel for the Company, substantially in the form of Exhibit C-1, and a favorable opinion of Wachtell, Lipton, Rosen & Katz, special counsel for the Company, substantially in the form of Exhibit C-2, and a favorable opinion of counsel (which counsel shall be reasonably acceptable as the Administrative Agent), satisfactory to the Administrative Agent in form and substance, for each Subsidiary Borrower that is a party to this Agreement on the Closing Date.

                  (d) A favorable opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel for the Administrative Agent, substantially in the form of Exhibit D.

                  (e) A certificate of a senior officer of the Company certifying that (i) no Default has occurred and is continuing as of the date thereof, and (ii) the representations and warranties contained in
         Section 4.01 are true and correct on and as of the date thereof as

                                Credit Agreement
         if made on and as of such date (except to the extent any of such representations and warranties expressly relate to an earlier date).

                  (f) Evidence that the principal of and interest on, and all other amounts owing in respect of, the Debt (including, without limitation, any contingent or other amounts payable in respect of letters of credit) under the Existing Credit Agreement shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit thereunder shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Debt shall have been released (or arrangements for such release satisfactory to the Majority Banks shall have been made); in addition, the Administrative Agent shall have received from any Person holding any Lien securing any such Debt, such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as the Administrative Agent shall have requested to release and terminate of record the Liens securing such Debt (or arrangements for such release and termination satisfactory to the Majority Banks shall have been made).

                  (g) Evidence that the Company shall have received not less than $100,000,000 of net cash proceeds from the issuance of its common stock in a public offering thereof registered under the Securities Act of 1933, as amended.

                  SECTION 3.02.  Conditions Precedent to Each Borrowing.
  The obligation of each Bank to make an Advance on the occasion of each Borrowing (including, without limitation, the initial Borrowing), and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the applicable Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Company and the applicable Borrower that on the date of such Borrowing such statements are true):

                  (a) the representations and warranties contained in Section
         4.01 (not including, in the case of any Borrowing after the initial Borrowing hereunder, the representation and warranty set forth in
         Section 4.01(b)) are true and correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent any of such representations and warranties expressly relate to an earlier date), and

                  (b) no Default has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds thereof.

                                Credit Agreement

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties. The Company and each Borrower that is not a Foreign Borrower jointly and severally represent and warrant, and each Borrower that is a Foreign Borrower severally represents and warrants (solely with respect to the representations and warranties contained in clauses (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (n), (o) and (p) of
this Section 4.01 to the extent applicable to such Foreign Borrower and its Subsidiaries), that:

                  (a) Financial Condition. The Consolidated balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 1997 and the related Consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Price Waterhouse LLP, copies of which have heretofore been furnished to each Bank, present fairly the Consolidated financial condition of the Company and its Consolidated Subsidiaries as at such date, and the Consolidated results of their operations and their Consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period involved (except as approved by such accountants or a Responsible Officer of the Company, as the case may be, and as disclosed therein). Neither the Company nor any of its Consolidated Subsidiaries had, at December 31, 1997, any material contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.

                  (b) No Change. Since December 31, 1997, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  (c) Existence; Compliance with Law. Each Borrower (i) is duly organized and validly existing under the laws of the jurisdiction of its organization and, where applicable and except where the failure to be so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, is in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except where the failure to be so qualified and/or in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv)

                                Credit Agreement
         is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (d) Corporate Power; Authorization; Enforceable Obligations. Each Borrower has the power and authority, and the legal right, to make, deliver and perform this Agreement and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of this Agreement and the Notes to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of (including any exchange control approval), any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the Notes. This Agreement has been, and the Notes to which it is a party will be, duly executed and delivered on behalf of such Borrower. This Agreement constitutes, and the Notes to which it is a party when executed and delivered will constitute, the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (e) No Legal Bar. The execution, delivery and performance by each Borrower of this Agreement and the Notes to which such Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of such Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective Properties pursuant to any such Requirement of Law or Contractual Obligation.

                  (f) No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of each Borrower, threatened by or against such Borrower or any of its Subsidiaries or against any of its or their respective Properties (i) with respect to any of this Agreement, the Notes or any of the transactions contemplated hereby or thereby or (ii) which could reasonably be expected to have a Material Adverse Effect.

                  (g) No Default. Neither any Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

                  (h) Ownership of Properties; Liens. Each Borrower and each of its Subsidiaries has good record and marketable title in fee simple to all real Property owned by it and such Borrower and each of its Subsidiaries has a valid leasehold interest or occupancy

                                Credit Agreement
         rights with respect to all real Property leased or occupied pursuant to the Material Leases, and none of such owned real Property is subject to any Lien except Liens permitted by Section 5.02(b). Such Borrower and each of its Subsidiaries has such title to their respective personal Property, tangible and intangible, as is necessary to conduct their respective businesses in the same manner as such businesses have been conducted, and none of such Property is subject to any Lien except as permitted by Section 5.02(b).

                  (i) Intellectual Property. Each Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use by such Borrower or any of its Subsidiaries of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does such Borrower know of any valid basis for any such claim, except for any such claims which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by such Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (j) No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of each Borrower or any of its Operating Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  (k) Taxes. Each Borrower and each of its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of such Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any such taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Borrower or its Subsidiaries, as the case may be, and other than where failures timely and properly to file could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of such Borrower, no claim is being asserted, with respect to any such tax, fee or other charge (other than, such Liens, taxes, fees and other charges as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

                  (l) Margin Regulations. No part of the proceeds of any Advances will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

                                Credit Agreement

                  (m) ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan or is reasonably expected to occur, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, no Lien in favor of the PBGC or a Plan has arisen, during such five-year period, and neither the borrower nor any Commonly Controlled Entity has received any notice relating to an intent to terminate any such Single Employer Plan or impose any such Lien. Except as set forth on Schedule I, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the fair market value of the assets of such Plan allocable to such accrued benefits. Neither such Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither such Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if such Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No filing has been made pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for waiver of the minimum funding standard of any Single Employer Plan. No such Multiemployer Plan is in Reorganization or Insolvent.

                  (n) Investment Company Act; Other Regulations. Each Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Such Borrower is not subject to regulation under any United States Federal or state statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Debt.

                  (o) Use of Proceeds. The proceeds of the Advances will be used by the Borrowers (i) to repay Debt under the Existing Credit Agreement,
         (ii) for acquisitions that are not Hostile Acquisitions in accordance with Section 5.02(c) and (iii) for other general corporate purposes.

                  (p)  Environmental Matters.

                           (i) To the best knowledge of each Borrower, the
                  facilities and Property owned, leased or operated by such Borrower or any of its Subsidiaries (the "Applicable Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (x) constitute or constituted a violation of, or (y) could reasonably be expected to give rise to liability under, any Environmental Law, except in either case insofar as

                                Credit Agreement
                  such violation or liability, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                           (ii) To the best knowledge of such Borrower, the
                  Applicable Properties and all operations at the Applicable Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Applicable Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business"), except in either case insofar as any such noncompliance, contamination or violation, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                           (iii) Neither such Borrower nor any of its
                  Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Applicable Properties or the Business, nor does such Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                           (iv) Materials of Environmental Concern have not been
                  transported or disposed of from the Applicable Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Applicable Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                           (v) No judicial proceeding or governmental or
                  administrative action is pending or, to the knowledge of such Borrower, threatened, under any Environmental Law to which such Borrower or any Subsidiary is or will be named as a party with respect to the Applicable Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Applicable Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                                Credit Agreement

                           (vi) To the best knowledge of such Borrower, there
                  has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of such Borrower or any Subsidiary in connection with the Applicable Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  (q) Accuracy of Information. No statement or information contained in this Agreement, or any other document, certificate or written statement furnished to the Administrative Agent or the Banks or any of them, by or on behalf of any Borrower for use in connection with the transactions contemplated by this Agreement (including, without limitation, any financial information furnished pursuant to Section 5.01(a)), taken as a whole, contained as of the date such statement, information, document, certificate or written statement was so furnished any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein in light of the circumstances in which they were was made not misleading. The projections and pro forma financial information, if any, contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of such Borrower to be reasonable at the time made, it being recognized by the Banks that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein. There is no fact known to any Borrower that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein or in such other documents, certificates and written statements furnished to the Administrative Agent for the benefit of the Banks for use in connection with the transactions contemplated hereby.

                  (r) Insurance. Each Borrower and its Operating Subsidiaries maintain with financially sound and reputable insurance companies insurance on (or, to the extent consistent with prudent business practice, a program of self-insurance with respect to) all their respective Property and operations in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  (s) Year 2000. The Company has reviewed its operations and those of its Subsidiaries with a view to assessing whether it or its Subsidiaries' respective businesses will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to a Year 2000 Problem (as defined below). Based on such review, the Company has no reason to believe that a Material Adverse Effect will result from a Year 2000 Problem. For purposes of this paragraph (s), "Year 2000 Problem" means any significant risk that computer hardware

                                Credit Agreement
         or software used in the business or operations of the Company or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to December 31, 1999.

                  (t) Ranking. The payment obligations of each Foreign Borrower hereunder and under the Notes are and will at all times be unconditional, senior unsecured and unsubordinated general obligations of such Foreign Borrower, and rank and will at all times rank at least pari passu with all other present and future unsecured and unsubordinated Debt of such Foreign Borrower.

                  (u) Commercial Activity; Absence of Immunity. Each Foreign Borrower is subject to civil and commercial law with respect to its obligations under this Agreement and the Notes, and the making and performance of this Agreement and the Notes by such Foreign Borrower constitute private and commercial acts rather than public or governmental acts. No Foreign Borrower is entitled to any immunity on the ground of sovereignty or the like from the jurisdiction of any court or from any action, suit or proceeding, or from set-off or from the service of process in connection therewith, arising under this Agreement or the Notes, and such Foreign Borrower's Properties are not entitled to any immunity from attachment (before or after judgment) or execution.

                  (v) Legal Form. This Agreement and the Notes are in proper legal form under the laws of each jurisdiction under whose laws any Foreign Borrower is organized or in which any Foreign Borrower is domiciled for the enforcement thereof against such Foreign Borrower. All formalities required in each such jurisdiction for the legality, validity, enforceability or admissibility in evidence of this Agreement and the Notes have been accomplished, and it is not necessary that this Agreement, any Note or any other document be filed, registered or recorded with, or executed or notarized before, any court or other Governmental Authority of or in any such jurisdiction or that any registration charge or stamp or similar tax be paid for the legality, validity, enforceability or admissibility in evidence thereof.



                                    ARTICLE V

                           COVENANTS OF THE BORROWERS

                  SECTION 5.01.  Affirmative Covenants.
  So long as any principal of or interest on any Advance or any Note or any other amount payable hereunder shall remain outstanding or any Bank shall have any Commitment hereunder, the Company and each Borrower that is not a Foreign Borrower jointly and severally covenant and agree, and each Foreign Borrower severally covenants and agrees (with respect to itself and its Subsidiaries only and except with respect to

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
                                     - 47 -


the covenants and agreements contained in the following clauses (a) and (b) of this Section 5.01), that:

                  (a) Financial Statements; Compliance Certificates. The Company will furnish to the Administrative Agent and each Bank:

                           (i) as soon as available, but in any event within 100
                  days after the end of each fiscal year of the Company, a copy of the Consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such year and the related Consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Price Waterhouse LLP or other independent certified public accountants of nationally recognized standing; and

                           (ii) as soon as available, but in any event not later
                  than 50 days after the end of each of the first three quarters of each fiscal year of the Company, the unaudited Consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited Consolidated statements of income and retained earnings and of cash flows of the Company and its Consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Company as being fairly stated in all material respects (subject to normal year-end audit adjustments);

         all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  (b) Certificates; Other Information. The Company will furnish to the Administrative Agent and each Bank:

                           (i) concurrently with the delivery of the financial
                  statements referred to in Section 5.01(a)(i), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default, except as specified in such certificate;

                           (ii) concurrently with the delivery of the financial
                  statements referred to in Sections 5.01(a)(i) and (ii), a certificate of a Responsible Officer of the Company, (x) stating that, to the best of such Responsible Officer's knowledge,

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
                                     - 48 -


                  during such period each Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default except as specified in such certificate and (y) setting forth in reasonable detail the calculations required to determine compliance with Section 5.03, together with, in the event that there is any change in GAAP subsequent to the date hereof, a reconciliation of the calculations used to determine compliance with Section 5.03 to the financial statements delivered in connection with such certificate;

                           (iii) within five days after the same are sent,
                  copies of all financial statements and reports which the Company sends to the holders of its capital stock generally, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                           (iv) concurrently with the delivery of the financial
                  statements referred to in Sections 5.01(a)(i) and (ii), in the event that any Subsidiary of the Company has become an Operating Subsidiary or any Operating Subsidiary has ceased to constitute an Operating Subsidiary, in each case during the immediately preceding fiscal quarter (or, in the case of the financial statements referred to in Section 5.01(a)(i), the fourth fiscal quarter), a notice thereof; and

                           (v) promptly, such additional financial and other
                  information as the Administrative Agent or any Bank may from time to time reasonably request.

                  (c) Payment of Obligations. Each Borrower will, and will cause each of its Operating Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP (or, in the case of a Foreign Operating Subsidiary, generally accepted accounting principles in effect in the relevant jurisdiction) with respect thereto have been provided on the books of such Borrower or its Operating Subsidiaries, as the case may be, and except to the extent that the failure to so pay, discharge or otherwise satisfy its obligations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (d) Conduct of Business and Maintenance of Existence; Compliance with Contractual Obligations and Requirements of Law. Each Borrower will, and will cause each of its Operating Subsidiaries to,
         (i) continue to engage in business of the same general type as conducted by the Company and its Operating Subsidiaries on the date hereof, together with such other businesses as are reasonably related or complementary thereto, (ii) preserve, renew and keep in full force and effect its corporate existence

                                Credit Agreement
         except (x) as otherwise permitted pursuant to Section 5.02(c) and (y) solely with respect to Operating Subsidiaries that are not Borrowers and other than by reason of a merger, consolidation, amalgamation, liquidation, winding up or dissolution, if failure to do so would not be adverse to the Banks in any material respect, (iii) take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business except as otherwise permitted pursuant to Section 5.02(c) and except if failure to do so would not be adverse to the Banks in any material respect, and (iv) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (e) Maintenance of Property; Insurance. Each Borrower will, and will cause each of its Operating Subsidiaries to, (i) keep all material Property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain with financially sound and reputable insurance companies insurance on (or, to the extent consistent with prudent business practice, a program of self-insurance with respect to) all its Property and operations in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business, and (iii) furnish to the Administrative Agent and each Bank, upon written request, full information as to the insurance carried.

                  (f) Inspection of Property; Books and Records; Discussions. Each Borrower will, and will cause each of its Operating Subsidiaries to, keep proper books of records and account in conformity with GAAP (or, in the case of a Foreign Operating Subsidiary, generally accepted accounting principles in effect or applied in the relevant jurisdiction) and all Requirements of Law; and permit representatives of any Bank to visit and inspect any of its Property and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, Property and financial and other condition of such Borrower and its Subsidiaries with officers and employees of such Borrower and its Subsidiaries and with its independent certified public accountants.

                  (g) Notices. Each Borrower will promptly give notice to the Administrative Agent and each Bank of:

                           (i)  the occurrence of any Default;

                           (ii) any (x) default or event of default under any
                  Contractual Obligation of such Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (y) litigation, investigation or proceeding which may exist at any time as to which there is a reasonable possibility of an adverse determination and which if adversely determined, could reasonably be expected to have a Material Adverse Effect;

                                Credit Agreement

                           (iii) the following events, as soon as possible and
                  in any event within 30 days after such Borrower knows or has reason to know thereof: (x) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (y) the institution of proceedings or the taking of any other action by the PBGC or such Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                           (iv) any development or event which could reasonably
                  be expected to have a Material Adverse Effect.

         Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the relevant Borrower or Subsidiary proposes to take with respect thereto.

                  (h) Environmental Laws. Each Borrower will, and will cause each of its Operating Subsidiaries to:

                           (i) comply with, and ensure compliance by all tenants
                  and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except in any such case to the extent that failure to do so could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; and

                           (ii) conduct and complete all investigations,
                  studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, except to the extent that the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

                  (i) Governmental Authorizations. Each Foreign Borrower will promptly from time to time obtain and maintain in full force and effect all consents or authorizations of, or approvals by, any Governmental Authority necessary under the laws of each

                                Credit Agreement
         jurisdiction under whose laws it is organized or in which it is domiciled for the execution, delivery and performance by it of this Agreement and the Notes.

                  (j) Ranking. Each Foreign Borrower will promptly take all actions as may be necessary to ensure that the payment obligations of such Foreign Borrower under this Agreement and the Notes will at all times constitute unconditional, senior unsecured and unsubordinated general obligations of such Foreign Borrower ranking at least pari passu with all other present and future unsecured and unsubordinated Debt of such Foreign Borrower.


                  SECTION 5.02. Negative Covenants. So long as any principal of or interest on any Advance or any Note or any other amount payable hereunder shall remain outstanding or any Bank shall have any Commitment hereunder, the Company and each Borrower that is not a Foreign Borrower jointly and severally covenant and agree, and each Foreign Borrower severally covenants and agrees (with respect to itself and its Subsidiaries only), that:


                  (a) Subsidiary Debt. The Company will not permit any of its Subsidiaries to create, incur, assume or at any time be liable with respect to any Debt, except for:

                           (i)  Debt owing to the Banks hereunder;

                           (ii) Debt outstanding on December 31, 1997 and any
                  refinancings, renewals, extensions or refundings thereof which do not increase the aggregate principal amount thereof;

                           (iii) Debt owing to the Company or to other
                  Wholly-Owned Subsidiaries of the Company; and

                           (iv) additional Debt in an aggregate principal amount
                  for all Subsidiaries at any one time outstanding not exceeding $100,000,000.

                  (b) Liens. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind upon or in any of their respective Property, whether now owned or hereafter acquired, except for:

                           (i) Liens for taxes not yet due or which are being
                  contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of a Foreign Operating Subsidiary, generally accepted accounting principles in the relevant jurisdiction);

                                Credit Agreement

                           (ii) carriers', warehousemen's, mechanics',
                  materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings or which are bonded;

                           (iii) pledges or deposits in connection with workers'
                  compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                           (iv) deposits to secure the performance of bids,
                  trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                           (v) easements, rights-of-way, restrictions and other
                  similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of such Borrower or such Subsidiary;

                           (vi) Liens securing Debt of the Borrowers and their
                  respective Subsidiaries incurred to finance the acquisition of fixed or capital assets, provided that (x) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (y) such Liens do not at any time encumber any Property other than the Property financed by such Debt and (z) the principal amount of Debt secured by any such Lien shall at no time exceed an amount equal to 100% of the original purchase price of such Property;

                           (vii) Liens on the Property of a corporation that
                  becomes a Subsidiary after the date hereof, provided that such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof;

                           (viii) any Lien renewing, extending, refunding or
                  refinancing any Lien permitted by clause (vi) or (vii) above or (xii) below, provided that the principal amount of Debt secured by such Lien is not increased, and such Lien is not extended to other Property;

                           (ix) Liens on Property of a Subsidiary to secure
                  obligations of such Subsidiary to a Borrower or another Subsidiary;

                           (x) judgment Liens, so long as the finality of such
                  judgment is being actively contested in good faith by appropriate proceedings and execution thereon is stayed;

                                Credit Agreement

                           (xi) other Liens securing Debt, provided that the
                  aggregate principal amount of Debt of the Company and its Subsidiaries secured by such Liens permitted by this clause
                  (xi) does not at any time exceed $25,0000,000; and

                           (xii) Liens set forth in Schedule II; provided,
                  however, that no Lien otherwise permitted under clause (vi),
                  (vii), (viii) or (xi) hereof shall be permitted if such Lien secures Debt which is prohibited under this Agreement.

                  (c) Fundamental Changes. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of (each a "Transfer"), all or substantially all of their respective Property, except that:

                           (i) any Subsidiary of a Borrower may be merged,
                  consolidated or amalgamated with or into such Borrower (provided that such Borrower shall be the continuing or surviving corporation) or with or into any one or more other Subsidiaries of the Company;

                           (ii) any Subsidiary of a Borrower may liquidate,
                  wind-up or dissolve if such liquidation, winding-up or dissolution is in the best interests of such Borrower and would not be adverse to the Banks in any material respect;

                           (iii) any Subsidiary of a Borrower may Transfer any
                  or all of its Property (upon voluntary liquidation or otherwise) to the Company or any other Subsidiary of the Company;

                           (iv) any Borrower and any Subsidiary of a Borrower
                  may merge, consolidate or amalgamate with or into, any other Person provided that (i) both immediately prior to such merger, consolidation or amalgamation and after giving effect thereto, no Default shall exist and (y) in the case of a merger, consolidation or amalgamation involving the Company, the Company shall be the continuing or surviving corporation and in the case of a merger consolidation or amalgamation involving any other Borrower or Subsidiary, such other Borrower or Subsidiary shall be the continuing or surviving corporation;

                           (v) the Borrowers and their Subsidiaries may make
                  Investments permitted by Section 5.02(d);

                           (vi) the Borrowers and their Subsidiaries may
                  Transfer obsolete or worn-out Property in the ordinary course of business;


                                Credit Agreement

                           (vii) the Borrowers and their Subsidiaries may
                  Transfer Property for not less than fair market value in the ordinary course of business, provided that the aggregate purchase price for all such Transfers by the Borrowers and their Subsidiaries after the date hereof shall not exceed $100,000,000;

                           (viii) the Borrowers and their Subsidiaries may sell
                  inventory in the ordinary course of business;

                           (ix) the Borrowers and their Subsidiaries may sell or
                  discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

                           (x) the Borrowers and their Subsidiaries may sell the
                  New York Real Property.

                  (d) Loans, Advances, Acquisitions and Liabilities. The Borrowers will not, and will not permit any of their Subsidiaries to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any Property constituting a business unit of, or make any other investment in, any Person ("Investments"), except:

                           (i) extensions of trade credit in the ordinary course
                  of business;

                           (ii) investments in Cash Equivalents;

                           (iii) any Borrower and any Subsidiary of a Borrower
                  may consummate any Acquisition provided that (i) both immediately prior to such Acquisition and after giving effect thereto, no Default shall exist, (ii) in the case of an Acquisition involving the Company, the Company shall be the continuing or surviving corporation and in the case of an Acquisition involving any other Borrower or Subsidiary, such other Borrower or Subsidiary shall be the continuing or surviving corporation, and (iii) such Acquisition is not a Hostile Acquisition;

                           (iv) loans and advances to employees of the Borrowers
                  and their respective Subsidiaries for travel, entertainment and relocation expenses and in connection with management incentive plans, in each case in the ordinary course of business, and loans to officers of the Borrowers and their respective Subsidiaries in the ordinary course of business, in an aggregate amount for the Borrowers and their respective Subsidiaries not to exceed $10,000,000 at any one time outstanding;

                                Credit Agreement

                           (v) Investments by any Borrower in any other Borrower
                  or in any Subsidiary of any Borrower and Investments by Subsidiaries of any Borrower in any Borrower and in any Subsidiary of any Borrower; and

                           (vi) other Investments (including Investments in any
                  Joint Venture), provided that the Net Amount of such Investments shall not exceed, in the aggregate, $100,000,000;

                  (e) Dividends and Purchase of Stock. At any time when a Default has occurred and is continuing, none of the Borrowers will, nor will it permit any of its Subsidiaries to, declare or pay any dividends on any shares of any class of its capital stock, or make any distributions to partners or members, or apply any of its Property to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock or other equity ownership interests of any Borrower, or purchase or acquire any shares of any class of capital stock or other equity ownership interests of any Borrower except that (i) any Subsidiary may declare and pay dividends with respect to their capital stock and (ii) the Company may (x) declare and pay dividends payable solely in shares of its capital stock and (y) pay any dividend declared prior to the occurrence of such Default (and not in anticipation thereof), provided, in the case of this clause (y), that such payment is made within 30 days after the declaration of such dividend.

                  (f) Transactions with Affiliates. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transaction is (i) not otherwise prohibited under this Agreement and (ii) upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.


                  SECTION 5.03 Financial Covenants. So long as any principal of or interest on any Advance or any Note or any other amount payable hereunder shall remain outstanding or any Bank shall have any Commitment hereunder, the Company and each Borrower that is not a Foreign Borrower covenant and agree that:

                  (a) Debt to EBITDA Ratio. They will not permit the Debt to EBITDA Ratio as at the last day of any fiscal quarter to be greater than 3.25 to 1.0.

                  (b) Interest Coverage Ratio. They will not permit the Interest Coverage Ratio as at the last day of any fiscal quarter to be less than
         3.50 to 1.0.

                                Credit Agreement

                                   ARTICLE VI

                                EVENTS OF DEFAULT


                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) Any Borrower shall fail to pay any principal of any Advance when due in accordance with the terms hereof, whether at maturity, by notice of intention to prepay or otherwise; or

                  (b) Any Borrower shall fail to pay any interest on any Advance, or any Facility Fee or any other fee or amount payable hereunder, within three days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (c) Any representation or warranty made or deemed made by any Borrower herein or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (d) Any Borrower shall default in the observance or performance of any agreement contained in Section 5.02 of this Agreement; or

                  (e) Any Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (d) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which written notice thereof is given to the Company by the Administrative Agent or the Majority Banks or
         (ii) the date upon which a Responsible Officer of any Borrower becomes aware of such default; or

                  (f) Any Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Debt (other than the Advances), beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Debt was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice or the lapse of time or both if required, such Debt to become due prior to its stated maturity; provided, however, that no Default shall exist under this paragraph unless the aggregate amount of Debt at any time in respect of which any default or other event or condition referred to in this paragraph shall

                                Credit Agreement
         have occurred shall be equal to at least $5,000,000 (or the equivalent in any one or more other currencies); or

                  (g) (i) Any Borrower or any of its Domestic Operating Subsidiaries or Material Foreign Operating Subsidiaries shall commence any case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its Property, or any Borrower or any of its Domestic Operating Subsidiaries or Material Foreign Operating Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any of its Domestic Operating Subsidiaries or Material Foreign Operating Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Borrower or any of its Domestic Operating Subsidiaries or Material Foreign Operating Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its Property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Borrower or any of its Domestic Operating Subsidiaries or Material Foreign Operating Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or any Borrower or any of its Domestic Operating Subsidiaries or Material Foreign Operating Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (h) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower or any Commonly Controlled Entity shall or in the reasonable opinion of the Majority Banks is likely to, incur any liability, in connection with a withdrawal from, or the

                                Credit Agreement

         Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (i) One or more judgments or decrees shall be entered against any Borrower or any of its Subsidiaries involving in the aggregate for the Borrowers and their respective Subsidiaries, taken as a whole, a liability (to the extent not paid or fully covered by insurance or third-party indemnification from third parties which could reasonably be expected to satisfy any indemnification claim) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (j)  A Change in Control shall occur;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Company, declare the obligation of each Bank to make, Convert and/or Continue Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Company, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the United States Federal Bankruptcy Code or any analogous statute or law in any jurisdiction outside of the United States, (x) the obligation of each Bank to make, Convert and/or Continue Advances shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.




                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT


                  SECTION 7.01. Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any

                                Credit Agreement
matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Bank prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02.  Administrative Agent's Reliance, Etc.
  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Bank which is the payee of such Note, as assignor, and an assignee as provided in Section 8.07; (b) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or to inspect the Property (including the books and records) of any Borrower or any of their Subsidiaries; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrowers, any of their Subsidiaries and any Person who may do business with or own securities of the any Borrower or any such Subsidiary, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Banks.

                  SECTION 7.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based

                                Credit Agreement
on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                                Credit Agreement

                  SECTION 7.05. Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Notes then held by them (or if no Notes are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers.

                  SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Company and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent that, unless a Default or Event of Default shall have occurred and then be continuing, is reasonably acceptable to the Company. If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a Bank or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  SECTION 7.07. Syndication Agent. Bank of America National Trust and Savings Association shall not have any rights (except to the extent expressly provided herein) or obligations hereunder in its capacity as Syndication Agent.

                                Credit Agreement

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, or by the Administrative Agent with the consent of the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, or by the Administrative Agent with the consent of all the Banks do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) except as provided in Section 2.04(a), increase the Commitments of such Banks or subject such Banks to any additional obligations, (c) reduce the principal of, or interest on, the Advances or the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances or the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder, (f) amend this Section 8.01, or (g) modify the definition of the term "Approved Foreign Currency"; provided, further, that no amendment, waiver or consent shall, unless in writing and (i) signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note and (ii) signed by the Swing Line Bank in addition to the Banks required to take such action, amend Section 2.02, increase the Swing Line Facility or otherwise affect the rights or obligations of the Swing Line Bank under this Agreement. This Agreement and the Notes and the other documents referred to herein constitute the entire agreement of the parties with respect to the subject matter hereof and thereof.

                  SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to any Borrower, to it care or the Company at the Company's address at Young & Rubicam Inc, 285 Madison Avenue, New York, New York 10017, Attention: Paul Rourke, telephone no. 212-210-4920, telecopier number 212-210-5363; if to any Bank, at the Domestic Lending Office specified beneath its signature hereto; and if to the Administrative Agent, Citibank, N.A., 399 Park Avenue, New York, New York 10043, Attention: Eric Huttner, telephone no. 212-559-8564, telecopier no. 212-793-6873; or, as to any Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative

                                Credit Agreement

Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent.

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of any Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04.  Costs, Expenses and Indemnification.

                  (a) The Borrowers jointly and severally agree to pay and reimburse promptly after demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Borrowers further jointly and severally agree to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of the Administrative Agent and each of the Banks), incurred by the Administrative Agent or any Bank in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

                  (b) The Borrowers hereby jointly and severally indemnify the Administrative Agent, the Syndication Agent, CSI, BARS, each Bank and each of their respective Affiliates and their respective officers, directors, employees, agents, advisors and representatives (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement, the Notes or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Advances, whether or not such investigation, litigation or proceeding is brought by a Borrower, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Article III are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such claim, damage, loss, liability or expense is found by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct, or from a violation by such Indemnified Party of any law, order, regulation or agreement to which such Indemnified Party or its properties is subject, or from a breach of this Agreement.

                                Credit Agreement

                  The Borrowers hereby further agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrowers for or in connection with or relating to this Agreement, the Notes or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Advances, except to the extent such liability is found by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct, nor any liability for consequential or punitive damages.

                  (c) If any payment of principal of, or Conversion of, any LIBO Rate Advance is made other than on the last day of an Interest Period for such Advance, as a result of acceleration of the maturity of the Notes pursuant to
Section 6.01 or for any other reason whatsoever, the Borrower of such Advance shall pay to the Administrative Agent for the account of each Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Advance. Subject to the next two sentences hereof, such Borrower shall pay amounts owing to such Bank pursuant to this Section 8.04(c) within 30 days after receipt from such Bank of a certificate setting forth in reasonable detail the calculation of the amount such Bank is entitled to claim under this Section 8.04(c) (which certificate shall be conclusive and binding on the Borrower, absent manifest error). Such Borrower shall not be liable under this clause for the payment of any amounts incurred or accrued more than 180 days prior to the date on which notice of the event or circumstance giving rise to the obligation to make such payment is given to such Borrower hereunder, except to the extent such amounts were incurred or accrued prior to such date due solely to the retroactive nature of the relevant requirement. If such Borrower objects in good faith to any payment demanded under this clause on or before the date such payment is due, then such Borrower and the Bank demanding such payment shall enter into discussions to review the amount due, and such Borrower's obligation to pay such amount to such Bank shall be deferred for 45 days after the original demand for payment, and if such Borrower and such Bank do not reach agreements during such 45-day period on the amount due, such Borrower shall pay to such Bank at the end of such 45-day period the amount certified by such Bank to be due.

                  SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default under Section 6.01(a) or (b) or
(b) the making of the request or the granting of the consent specified by
Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or such Affiliate to or for the credit or the account of any Borrower (all such deposits and other indebtedness being herein called "Obligations") against any and all of the obligations of any Borrower now or hereafter existing under this Agreement and any Note held by such Bank, whether or not such Bank shall have made any demand under this Agreement or such Note and

                                Credit Agreement
although the Obligations may be unmatured. Each Bank agrees promptly to notify the Company after any such set-off and application made by such Bank or such Affiliate, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank and its Affiliate under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank or such Affiliate may have.

                  SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, the Administrative Agent and each Bank and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks.

                  SECTION 8.07.  Assignments and Participations.

                  (a) Each Bank may, with notice to and the consent of the Administrative Agent and (unless at the time an Event of Default has occurred and is continuing) the Company, such consents not to be unreasonably withheld (but not otherwise), assign to another bank, financial institution or other entity (other than the Company or any Affiliate of the Company), all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) no such consent by the Company or the Administrative Agent shall be required in the case of any assignment to a Subsidiary of the assigning Bank or to another Bank, (ii) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations of the assigning Bank under this Agreement, (iii) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and (v) the parties to each such assignment (other than the Borrower) shall deliver to the Administrative Agent a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                                Credit Agreement

                  (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                  (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed (and the Company and the Administrative Agent shall have consented to the relevant assignment to the extent required pursuant to Section 8.07(a)) and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Note(s) shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes. All such Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                  (d) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of each of the Banks and, with respect to Banks, the Commitment of, and principal amount of the Advances owing to, each such Bank from time to

                                Credit Agreement
time (the "Register"). The entries in the Register shall be conclusive and binding for the purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for the purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) no participant under any such participation agreement shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or to consent to any departure by any Borrower therefrom, except to the extent that any such amendment, waiver or consent would (x) reduce the principal of, or interest on, the Notes or any fee or other amounts payable hereunder, in each case to the extent the same are subject to such participation, or (y) postpone any date fixed for the payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent the same are subject to such participation.

                  (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers or any of their Subsidiaries furnished to such Bank by or on behalf of any Borrower; provided, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to any Borrower or any such Subsidiary received by it from such Bank on the terms set forth in Section 8.13.

                  (g) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  (h) All amounts payable by the Borrower to any Bank under Sections 2.07, 2.11, 2.14 and 8.04(c) in respect of Advances held by such Bank, and such Bank's Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Advances or Commitment and as if such Bank were funding each of such Advances and Commitments in the same way that it is funding the portion of such Advances and Commitment in which no participations have been sold. No assignee or other transferee of any Bank's rights shall be

                                Credit Agreement
entitled to receive any greater payment under Section 2.11 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made (i) with the Company's prior written consent, (ii) by reason of the provisions of said Section 2.11 requiring such Bank to designate a different Applicable Lending Office as provided in said Section 2.11 or (iii) at a time when the circumstances giving rise to such greater payment did not exist.

                  SECTION 8.08. Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower agrees that service of all writs, process and summonses in any such legal proceedings brought in the State of New York may be made upon the Company at its address specified in Section 8.02 and each Borrower other than the Company hereby appoints the Company as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Company to give any notice of any such service of process to such Borrower shall not impair or affect the validity of such service or of any judgment based thereon. Each such appointment shall be irrevocable to the fullest extent permitted by applicable law. Each Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  SECTION 8.09. Severability. In case any provision in this Agreement or in any Note shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement or such Note, as the case may be, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                                Credit Agreement

                  SECTION 8.11. Survival. The obligations of the Borrowers under Sections 2.07, 2.11, 2.14 and 8.04, and the obligations of the Banks under
Section 7.05, shall survive the repayment of the Advances and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by or in connection with any Notice of Borrowing, herein or pursuant hereto shall survive the making of such representation and warranty as of the date made, and no Bank shall be deemed to have waived, by reason of making any Advance, any Default or Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

                  SECTION 8.12. Waiver of Jury Trial. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 8.13. Confidentiality. Each Bank agrees to hold all non-public information obtained pursuant to the provisions of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices, provided, that nothing herein shall prevent any Bank from disclosing such information (a) to any other Bank or to the Administrative Agent (or to Citicorp Securities, Inc. or BancAmerica Robertson Stephens), (b) upon the order of any court or administrative agency or otherwise to the extent required by statute, rule, regulation or judicial process, (c) to bank examiners or upon the request or demand of any other regulatory agency or authority, (d) which had been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Bank prohibited by this Agreement, (e) in connection with any litigation to which any one or more of the Banks or the Administrative Agent is a party, or in connection with the exercise of any remedy hereunder or under any Note, (f) to such Bank's or Administrative Agent's legal counsel and independent auditors and accountants and (g) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

                  SECTION 8.14. European Monetary Union. (a) If, as a result of the implementation of European monetary union, (i) any European Currency ceases to be lawful currency of the nation issuing the same and is replaced by a European common currency (the "Euro"), or (ii) any European Currency and the Euro are at the same time recognized by any Governmental Authority of the nation issuing such European Currency as lawful currency of such nation and the Administrative Agent or the Majority Banks shall so request in a notice delivered to the Company, then any amount payable hereunder by any party hereto in such European Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such European Currency to the Euro at the exchange rate recognized by the European Central Bank for the purpose of implementing

                                Credit Agreement

European monetary union. Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any European Currency will, except as otherwise provided herein, continue to be payable only in that Currency.

                  (b) The Company agrees, at the request of any Bank, to compensate such Bank for any loss, cost, expense or reduction in return that such Bank shall reasonably determine shall be incurred or sustained by such Bank as a result of the implementation of European monetary union and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of a Bank setting forth such Bank's determination of the amount or amounts necessary to compensate such Bank shall be delivered to the Company and shall be conclusive and binding on the Company absent manifest error. The Company shall pay such Bank the amount shown as due on any such certificate within 10 days after receipt thereof. If the Company objects in good faith to any payment demanded under this clause on or before the date such payment is due, then the Company and the Bank demanding such payment shall enter into discussions to review the amount due, and the Company's obligation to pay such amount to such Bank shall be deferred for 45 days after the original demand for payment, and if the Company and such Bank do not reach agreement during such 45-day period on the amount due, the Company shall pay to such Bank at the end of such 45-day period the amount certified by such Bank to be due.

                  (c) The parties hereto agree, at the time of or at any time following the implementation of European monetary union, to use reasonable efforts to enter into an agreement amending this Agreement in order to reflect the implementation of such monetary union, to permit (if feasible) the Euro to qualify as an Approved Foreign Currency under the terms and conditions of the definition of such term and to place the parties hereto in the position with respect to the settlement of payments of the Euro as they would have been with respect to the settlement of the Currencies it replaced.

                  SECTION 8.15. Additional Subsidiary Borrowers. Subject to the conditions set forth below, any Subsidiary of the Company may become a party to this Agreement as a Subsidiary Borrower hereunder. Any such Subsidiary shall become a party to this Agreement at such time as (a) the Administrative Agent shall have received (i) a supplement to this Agreement (a "Subsidiary Borrower Supplement"), in substantially the form of Exhibit F hereto, duly executed by such Subsidiary, (ii) a Note for each Bank, duly executed by such Subsidiary,
(iii) certified copies of the charter and by-laws (or equivalent documents) of such Subsidiary and of all corporate authority for such Subsidiary (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of this Agreement and the Notes and each other document to be delivered by such Subsidiary from time to time in connection herewith and the extensions of credit hereunder, and (iv) a favorable opinion of counsel (which counsel shall be reasonably acceptable as the Administrative Agent) for such Subsidiary with regard to the due organization, power and authority of such Subsidiary to execute and deliver such Subsidiary Borrower Supplement, and the legality, validity, binding effect and enforceability thereof and of such Subsidiary's obligations under this Agreement and said Notes, and the obtaining of any and

                                Credit Agreement
all foreign exchange and other governmental approvals required in connection therewith, and (b) the Administrative Agent shall have accepted such Subsidiary Borrower Supplement (which the Administrative Agent shall accept upon its receipt of the documentation required to be delivered pursuant to the foregoing clause (a) in form and substance satisfactory to the Administrative Agent). Upon such receipt and acceptance, such Subsidiary shall be a party hereto and shall have the rights and obligations of a Borrower hereunder and under the Notes, and the Administrative Agent shall notify the Banks thereof and shall deliver to each Bank its Note of such Subsidiary.

                  SECTION 8.16. Waiver of Immunity. To the fullest extent permitted by applicable law, to the extent that any Foreign Borrower may be or become entitled to claim for itself or its Properties any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any jurisdiction there may be attributed such an immunity (whether or not claimed), such Foreign Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the Notes.

                  SECTION 8.17. Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the "Specified Currency"), and any payment in New York County or the country of the Specified Currency, as the case may be (the "Specified Place"), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrowers under this Agreement shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Second Currency"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Bank hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Bank, as the case may be, of any sum adjudged to be due hereunder in the Second Currency to the Administrative Agent or such Bank, as the case may be, the Administrative Agent or such Bank, as the case may be, may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Company hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Administrative Agent or such Bank, as the case may be, against, and to pay the Administrative Agent or such Bank, as the case may be, on demand in the Specified Currency, any difference between the sum originally due to the Administrative Agent

                                Credit Agreement
or such Bank, as the case may be, in the Specified Currency and the amount of the Specified Currency so purchased and transferred.



                                   ARTICLE IX

                                    GUARANTEE


                  SECTION 9.01. The Guarantee. The Company hereby guarantees to each Bank and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Advances made by each Bank to each Borrower other than the Company (the "Guaranteed Borrowers") and all other amounts from time to time owing to each Bank or the Administrative Agent by each Guaranteed Borrower under this Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Company hereby further agrees that if any Guaranteed Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Company will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  SECTION 9.02 Obligations Unconditional. The obligations of the Company under Section 9.01 are, to the fullest extent permitted by applicable law, absolute and unconditional irrespective of the authorization, legality value, genuineness, validity, regularity or enforceability of any Subsidiary Borrower Supplement or any of the obligations of any Guaranteed Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 9.02 that the obligations of the Company hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Company hereunder which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice to the Company, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

                                Credit Agreement

                  (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (d) any lien or security interest granted to, or in favor of, the Administrative Agent or any Bank or Banks as security for any of the Guaranteed Obligations shall fail to be perfected.

The Company hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Bank exhaust any right, power or remedy or proceed against any Guaranteed Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  SECTION 9.03 Reinstatement. The obligations of the Company under this Article IX shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Guaranteed Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Company agrees that it will indemnify the Administrative Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  SECTION 9.04 Subrogation. The Company hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Banks under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 9.01, whether by subrogation or otherwise, against any Guaranteed Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                  SECTION 9.05 Remedies. The Company agrees that, as between the Company and the Banks, the obligations of the Guaranteed Borrowers under this Agreement may be declared to be forthwith due and payable as provided in Section
6.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 6.01) for purposes of Section 9.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Guaranteed Borrower and that, in the event of such declaration (or such obligations being

                                Credit Agreement
deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Guaranteed Borrower) shall forthwith become due and payable by the Company for purposes of Section 9.01.

                  SECTION 9.06 Continuing Guarantee. The guarantee in this
Article IX is a continuing guarantee of payment (and not of collection), and shall apply to all Guaranteed Obligations whenever arising.

                  SECTION 9.07 Instrument for the Payment of Money. The Company hereby acknowledges that the guarantee in this Article IX constitutes an instrument for the payment of money, and consents and agrees that any Bank or the Administrative Agent, at its sole option, in the event of a dispute by the Company in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                                Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            YOUNG & RUBICAM INC.



                                            By__________________________
                                              Title:


                                            [NAME OF GERMAN SUBSIDIARY BORROWER]



                                            By__________________________
                                              Title:


                                            [NAME OF U.K. SUBSIDIARY BORROWER]



                                            By__________________________
                                              Title:


                                            [NAME OF SWISS SUBSIDIARY BORROWER]



                                            By__________________________
                                              Title:


                                            CITIBANK, N.A., as Administrative
                                             Agent


                                            By__________________________
                                              Title:

                                Credit Agreement

Commitment                                  Banks

$                                           CITIBANK, N.A.


                                            By____________________________
                                              Title:

                                            Domestic Lending Office:

                                            399 Park Avenue
                                            New York, NY  10043

                                            LIBO Lending Office:

                                            399 Park Avenue
                                            New York, NY  10043

                                            Address for Notices:

                                            Citibank, N.A.
                                            399 Park Avenue
                                            New York, NY  10043


                                            Attention:  Eric Huttner

                                            Telephone:        212-559-8564
                                            Facsimile:        212-793-6873

                                Credit Agreement

Commitment                                  BANK OF AMERICA NATIONAL TRUST
$                                            AND SAVINGS ASSOCIATION

                                            By:____________________________
                                               Title:

                                            Domestic Lending Office:




                                            LIBO Lending Office:




                                            Address for Notices:




                                            Attention:

                                            Telephone:
                                            Facsimile:

                                Credit Agreement

Commitment                                  THE BANK OF NEW YORK
$

                                            By:____________________________
                                               Title:

                                            Domestic Lending Office:




                                            LIBO Lending Office:




                                            Address for Notices:




                                            Attention:

                                            Telephone:
                                            Facsimile:

                                Credit Agreement

Commitment                                  THE BANK OF NOVA SCOTIA
$

                                            By:____________________________
                                               Title:

                                            Domestic Lending Office:




                                            LIBO Lending Office:




                                            Address for Notices:




                                            Attention:

                                            Telephone:
                                            Facsimile:


                                Credit Agreement

Commitment                                  CREDIT AGRICOLE
$

                                            By:____________________________
                                               Title:

                                            Domestic Lending Office:




                                            LIBO Lending Office:




                                            Address for Notices:




                                            Attention:

                                            Telephone:
                                            Facsimile:


                                Credit Agreement

Commitment                                  CREDIT LYONNAIS
$

                                            By:____________________________
                                               Title:

                                            Domestic Lending Office:




                                            LIBO Lending Office:




                                            Address for Notices:




                                            Attention:

                                            Telephone:
                                            Facsimile:


                                Credit Agreement

Commitment                                  FLEET NATIONAL BANK
$

                                            By:____________________________
                                               Title:

                                            Domestic Lending Office:




                                            LIBO Lending Office:




                                            Address for Notices:




                                            Attention:

                                            Telephone:
                                            Facsimile:


                                Credit Agreement

Commitment                                  ING BANK N.V.
$

                                            By:____________________________
                                               Title:

                                            Domestic Lending Office:




                                            LIBO Lending Office:




                                            Address for Notices:




                                            Attention:

                                            Telephone:
                                            Facsimile:


                                Credit Agreement

Commitment                                  KEYBANK NATIONAL ASSOCIATION
$

                                            By:____________________________
                                               Title:

                                            Domestic Lending Office:




                                            LIBO Lending Office:




                                            Address for Notices:




                                            Attention:

                                            Telephone:
                                            Facsimile:


                                Credit Agreement

Commitment                                  THE FIRST NATIONAL BANK OF CHICAGO
$

                                            By:____________________________
                                               Title:

                                            Domestic Lending Office:




                                            LIBO Lending Office:




                                            Address for Notices:




                                            Attention:

                                            Telephone:
                                            Facsimile:


                                Credit Agreement

Commitment                                  WACHOVIA BANK, N.A.
$

                                            By:____________________________
                                               Title:

                                            Domestic Lending Office:




                                            LIBO Lending Office:




                                            Address for Notices:




                                            Attention:

                                            Telephone:
                                            Facsimile:


                                Credit Agreement

                                   SCHEDULE I

                                  ERISA Matters


None

                                   SCHEDULE II

                                 Existing Liens


None

                                                                       EXHIBIT A

                                  FORM OF NOTE


$_________________                                Dated: _________ __, _____


                  FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a _________________ organized under the laws of _________________ (the
"Borrower"), HEREBY PROMISES TO PAY to the order of _________________ (the "Bank") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) on the Termination Date (as so defined) the principal sum of $[amount of the Bank's Commitment in figures] or, if less the aggregate principal amount of the Revolving Credit Advances (as defined below) made by the Bank to the Borrower pursuant to the Credit Agreement then outstanding; provided, that to the extent that any Revolving Credit Advance evidenced hereby is denominated in an Approved Foreign Currency as defined in the Credit Agreement, the principal of and interest on such Revolving Credit Advance shall be payable in such Approved Foreign Currency.

                  The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest on each Revolving Credit Advance are payable in the Currency in which such Revolving Credit Advance is denominated to the Administrative Agent's Account (as defined in the Credit Agreement referred to below) for such Currency, in same day funds. Each Revolving Credit Advance made by the Bank to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May [__],1998 (the "Credit Agreement") among Young & Rubicam Inc., the Subsidiary Borrowers party thereto, the Bank and certain other banks party thereto, and Citibank, N.A., as Administrative Agent for the Bank and such other banks. The Credit Agreement, among other things, (i) provides for the making of advances (the "Revolving Credit Advances") by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                  Form of Note

                  The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                  This Note shall be governed by, and construed in accordance with, the law of the State of New York, United States.



                                                     YOUNG & RUBICAM INC.



                                                     By________________________
                                                       Title:

                                  Form of Note

                                                                     EXHIBIT B-1


                      NOTICE OF REVOLVING CREDIT BORROWING


Citibank, N.A., as Administrative
  Agent for the Banks parties
  to the Credit Agreement
  referred to below
399 Park Avenue
New York, New York 10043
Attention:  ___________

                                                              [Date]

Ladies and Gentlemen:

                  The undersigned, Young & Rubicam Inc., refers to the Credit Agreement dated as of May [__], 1998 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Subsidiary Borrowers party thereto, certain Banks party thereto and Citibank, N.A., as Administrative Agent for said Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.01(d) of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "Proposed Borrowing") as required by
Section 2.01(d) of the Credit Agreement:

                  (i) The Business Day of the Proposed Borrowing is ___________ __, _____.

                  (ii) The Currency of Revolving Credit Advances comprising the Proposed Borrowing is ___________ and the Type of Revolving Credit Advances comprising the Proposed Borrowing is [Base Rate Advances] [LIBO Rate Advances].

                  (iii) The aggregate amount of the Proposed Borrowing is
___________.

                  [(iv) The initial Interest Period for each Advance made as part of the Proposed Borrowing is ______ month[s]](1).

                  [(iv)][(v)]  The Borrower of such Advances is ___________.

                   Form of Note of Revolving Credit Borrowing

_______
         (1)      For LIBO Rate Advances only.

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

                  (A) the representations and warranties contained in Section
         4.01 [(not including the representation and warranty set forth in Section 4.01(b))](2) are true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date); and

                  (B) no Default has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom.

                                                     Very truly yours,

                                                     YOUNG & RUBICAM INC.



                                                     By________________________
                                                       Title:

________
         (2) Exclude bracketed text if the Proposed Borrowing is the initial Borrowing under the Credit Agreement.


                  Form of Notice of Revolving Credit Borrowing

                                                                     EXHIBIT B-2


                         NOTICE OF SWING LINE BORROWING


Citibank, N.A., as Administrative
  Agent for the Banks parties
  to the Credit Agreement
  referred to below
399 Park Avenue
New York, New York 10043
Attention:  ___________


Citibank, N.A.,
  as Swing Line Bank
399 Park Avenue
New York, New York 10043
Attention:  ___________


                                                              [Date]

Ladies and Gentlemen:

                  The undersigned, Young & Rubicam Inc., refers to the Credit Agreement dated as of May [__], 1998 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Subsidiary Borrowers party thereto, certain Banks party thereto and Citibank, N.A., as Administrative Agent for said Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.02(d) of the Credit Agreement that the undersigned hereby requests a Swing Line Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Swing Line (the "Proposed Borrowing") as required by Section 2.02(d) of the Credit
Agreement:

                  (i) The Business Day of the Proposed Borrowing is ___________ __, _____.

                  (ii) The aggregate amount of the Proposed Borrowing is $___________.

                  (iii) The maturity of the Proposed Borrowing is ___________.

                  (iv) The account to which the proceeds of the Proposed Borrowing are to be made available is ___________.

                     Form of Notice of Swing Line Borrowing

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

                  (A) the representations and warranties contained in Section
         4.01 (not including the representation and warranty set forth in Section 4.01(b)) are true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date); and

                  (B) no Default has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom.

                                                     Very truly yours,

                                                     YOUNG & RUBICAM INC.



                                                     By________________________
                                                       Title:

                     Form of Notice of Swing Line Borrowing

                                                                     EXHIBIT C-1


               [Form of Opinion of General Counsel to the Company]



                                                  ________, 1998

To the Banks party to the
  Credit Agreement referred to
  below

Citibank, N.A., as Administrative
  Agent
399 Park Avenue
New York, New York  10043

         Re: Credit Agreement dated as of May [__], 1998 (the "Credit Agreement") among Young & Rubicam Inc. (the "Company"), the Subsidiary Borrowers party thereto (the "Subsidiary Borrowers" and, together with the Company, the "Borrowers"), the Banks party thereto and Citibank, N.A., as Administrative Agent


Ladies and Gentlemen:

             I am the general counsel of the Company and have acted as counsel to the Company in connection with the preparation, execution and delivery of the following documents:

             (a) the Credit Agreement; and

             (b) the Notes delivered to the Banks on the date hereof;

The documents described in the foregoing clauses (a) and (b) are collectively referred to herein as the "Credit Documents". Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion is furnished to you pursuant to subsection 3.01(c) of the Credit Agreement.

             In connection with this opinion, I have examined:

             (A) the Credit Documents; and

             (B) forms of the Notes to be delivered after the date hereof.

I also have examined the originals, or certified, conformed or reproduction copies, of such records, agreements, instruments and other documents and have made such other investigations as I have deemed relevant and necessary in connection with the opinions expressed herein. As to

____________, 1998
Page 2

questions of fact material to this opinion, I have relied upon certificates as to matters of fact of public officials and of officers and representatives of the Company. In addition, I have examined, and have relied as to matters of fact, upon the representations made in the Credit Documents.

             In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

             Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, I am of the opinion that:

             1. The Company (a) has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, (b) has the power and authority to execute, deliver and perform each of the Credit Documents to which it is a party and has taken all necessary action to authorize the borrowings on the terms and conditions of the Credit Agreement and the Notes to which it is a party and the execution, delivery and performance of the Credit Documents to which it is a party, (c) is duly qualified as a foreign organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified and/or in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) has duly executed and delivered the Credit Agreement and the Notes to which it is a party.

             2. The execution, delivery and performance of the Credit Documents, the borrowings under the Credit Agreement and the use of proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Credit Party and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues to any such Requirement of Law or Contractual Obligation.

             3. No consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority or any other Person is required by any Credit Party in connection with the borrowings under the Credit Agreement or with the execution, delivery, performance, validity or enforceability of the Credit Documents.

             4. To my knowledge, there is no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Company or any of its Domestic Subsidiaries or against any of their respective Properties (a) with respect to any Credit Document or any of the transactions contemplated thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

             5. No Credit Party is an "investment company" or a company "controlled" by an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

____________, 1998
Page 3

             The opinions expressed herein are subject to the following qualifications and comments:

                   (a) In connection with my opinion expressed in paragraph 1 above, I have relied upon certificates of public officials as to good standing.

                   (b) My opinions in paragraphs 2 and 3 above as to compliance with certain statutes, rules and regulations are based upon a review of those statutes, rules and regulations which, in my experience, are normally applicable to borrowers engaged in transactions of the type contemplated by the Credit Documents and statutes, rules and regulations applicable to corporations conducting businesses similar to those conducted by the Credit Parties.

             I am a member of the Bar of the State of New York, and do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States, and the Delaware General Corporation Law.

             This opinion letter is rendered to you and your permitted assignees in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.

                                                Very truly yours,

                                                                     EXHIBIT C-2


               [Form of Opinion of Special Counsel to the Company]



                                                  ________, 1998

To the Banks party to the
  Credit Agreement referred to
  below

Citibank, N.A., as Administrative
  Agent
399 Park Avenue
New York, New York  10043

         Re: Credit Agreement dated as of May [__], 1998 (the "Credit Agreement") among Young & Rubicam Inc. (the "Company"), the Subsidiary Borrowers party thereto (the "Subsidiary Borrowers" and, together with the Company, the "Borrowers"), the Banks party thereto and Citibank, N.A., as Administrative Agent

Ladies and Gentlemen:

                  We have acted as special counsel to the Borrowers in connection with the preparation, execution and delivery of the following documents:

                  (a) the Credit Agreement; and

                  (b) the Notes delivered to the Banks on the date hereof.

                  The documents described in the foregoing clauses (a) and (b) are collectively referred to herein as the "Credit Documents". Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion is furnished to you pursuant to subsection 3.01(c) of the Credit Agreement.

                   In connection with this opinion, we have examined:

                  (A) the Credit Documents; and

                  (B) forms of the Notes to be delivered after the date hereof.

We also have examined the originals, or certified, conformed or reproduction copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates as to matters of fact

______________, 1998
Page 2

of public officials and of officers and representatives of the Borrowers. In addition, we have examined, and have relied as to matters of fact, upon the representations made in the Credit Documents.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         We are opining herein as to the effect on the subject transactions of only United States Federal law, the General Corporation Law of the State of Delaware and the laws of the State of New York (the "Subject Laws").

         Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

         1. Each Credit Document constitutes and each of the Notes delivered after the date hereof, assuming the due authorization, execution and delivery by each Borrower which is the maker of such Note, will constitute the valid and legally binding obligation of each Borrower which is a party thereto, enforceable against such Borrower in accordance with its terms.

         2. No consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority under the Subject Laws is required in connection with the borrowings under the Credit Agreement or with the execution, delivery, performance, validity or enforceability of the Credit Documents.

         3. The execution, delivery and performance by the Borrowers of the Credit Documents and the making of the Advances under the Credit Agreement (assuming the proceeds of the Advances are used in the manner provided in the Credit Agreement) will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  The opinions expressed herein are subject to the following qualifications and comments:

                           (a) Each of the Credit Documents is subject to the
                  effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and (ii) the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity). We express no opinion as to the applicability of Section 548 of the Bankruptcy Code or Article 10 of the New York Debtor and Creditor Law relating to fraudulent transfers to the obligations of any Subsidiary Borrower under any of the Credit Documents.

                           (b) We express no opinion as to the effect of the
                  laws of any jurisdiction (other than Federal laws and the laws of the State of New York)

______________, 1998
Page 3

                  wherein any Bank may be located which limit rates of interest that may be charged or collected by such Bank.

                           (c) Insofar as certain provisions of the Credit
                  Agreement may provide for indemnification with respect to violations of Federal or state securities law, the enforceability thereof may be limited by public policy considerations.

                           (d) The provisions of the Credit Agreement that
                  permit Administrative Agent or any of the Banks to take action or make determinations, or to benefit from indemnities and similar undertakings of any party to the Credit Documents, may be subject to a requirement that such action be taken or such determinations be made, and any action or inaction by Administrative Agent or any of the Banks that may give rise to a request for payment under such an undertaking be taken or not taken, on a reasonable basis and in good faith.

                           (e) We express no opinion as to (i) whether a Federal
                  or state court outside of the State of New York would give effect to the choice of New York law provided for in the Credit Agreement, (ii) provisions of the Credit Agreement, that relate to the subject matter jurisdiction of the Federal or state courts of New York to adjudicate any controversy related to the Credit Documents or the transactions contemplated thereby, (iii) the waiver of inconvenient forum set forth in Section 8.08 of the Credit Agreement, or (iv) the waiver of jury trial found in Section 8.12 of the Credit Agreement.

                           (f) Our opinions in paragraph 2 above as to
                  compliance with certain statutes, rules and regulations are based upon a review of those statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Credit Documents and statutes, rules and regulations applicable to corporations conducting businesses similar to those conducted by the Borrowers.

                           (g) To the extent that the obligations of any
                  Borrower may be dependent upon such matters, we have assumed for purposes of this opinion that each party other than the Borrowers (each, an "Other Party" and collectively, the "Other Parties") to the agreements and contracts referred to herein is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; that each Other Party has the requisite corporate or other organizational power and authority to perform its obligations under such agreements and contracts, as applicable; and that such agreements and contracts have been duly authorized, executed and delivered by each Other Party. We have also assumed that each such agreement and contract constitutes the legally valid and binding obligation of all of the Other Parties party thereto, enforceable against Other Parties in accordance with its respective terms. Except as expressly covered in this opinion, we are not expressing any opinion as to the effect of compliance by any Bank with any state or Federal laws or regulations applicable to the transactions because of the nature of any of its businesses.

______________, 1998
Page 4

                  This opinion letter is rendered to you and your permitted assignees in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                                     Very truly yours,

                                                                       EXHIBIT D


                  [Form of Opinion of Special New York Counsel
                          to the Administrative Agent]


                                                 ___________, 1998


To the Banks party to the
  Credit Agreement referred to
  below

Citibank, N.A., as Administrative
  Agent
399 Park Avenue
New York, New York  10043

Ladies and Gentlemen:

                  We have acted as special New York counsel to Citibank, N.A., as Administrative Agent, in connection with the Credit Agreement dated as of May [__], 1998 (the "Credit Agreement") among Young & Rubicam Inc. (the "Company"), the Subsidiary Borrowers party thereto (the "Subsidiary Borrowers" and, together with the Company, the "Borrowers"), the Banks party thereto and Citibank, N.A., as Administrative Agent, providing for loans to be made by said Banks to the Borrowers in an aggregate principal amount at any one time outstanding not exceeding $400,000,000 or the equivalent in certain other currencies. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 3.01(d) of the Credit Agreement.

                  In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

                  (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Borrowers) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

                  (ii) all signatories to such documents have been duly authorized;

                      Form of Opinion of Special New York
                      Counsel to the Administrative Agent

                  (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents; and

                  (iv) all foreign exchange and other governmental consents and approvals required in connection with the execution, delivery, performance, validity or enforceability of the Credit Agreement and the Notes have been made or obtained and are in full force and effect.

                  Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes, and the Notes when duly executed and delivered for value will constitute, legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally (including the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally) and except as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

                  The foregoing opinions are subject to the following comments and qualifications:

                  (A) The enforceability of Section 8.04(b) of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness or willful or unlawful conduct.

                  (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                  (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees or other charges such Bank may impose, (ii) the second sentence of Section 2.16 of the Credit Agreement, (iii) the second sentence of Section 8.08 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement, (iv) the waiver of inconvenient forum set forth in
         Section 8.08 of the Credit Agreement with respect to proceedings in the United States

                      Form of Opinion of Special New York
                      Counsel to the Administrative Agent

         District Court for the Southern District of New York, (v) Section 8.09 of the Credit Agreement.

                  (D) We point out with reference to obligations stated to be payable in a currency other than Dollars that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

         The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

                  This opinion letter is, pursuant to Section 3.01 of the Credit Agreement, provided to you by us in our capacity as special New York counsel to the Administrative Agent and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                                     Very truly yours,

                       Form of Opinion of Special New York
                       Counsel to the Administrative Agent

                                                                       EXHIBIT E

                            ASSIGNMENT AND ACCEPTANCE

                          Dated ____________ __, _____


                  Reference is made to the Credit Agreement dated as of May [__], 1998 (the "Credit Agreement") among Young & Rubicam Inc., a New York corporation (the "Company"), the Subsidiary Borrowers party thereto, the Banks (as defined in the Credit Agreement) and Citibank, N.A., as Administrative Agent for the Banks (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                  _____________ (the "Assignor") and _____________ (the
"Assignee") agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on
Schedule 1 of all outstanding rights and obligations under the Credit Agreement, including, without limitation, such interest in the Assignor's Commitment, the Revolving Credit Advances and the Swing Line Advances owing to the Assignor, and the Notes held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Revolving Credit Advances and Swing Line Advances owing to the Assignee will be as set forth in Section 2 of
Schedule 1.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes referred to in paragraph 1 above and requests that the Administrative Agent exchange such Notes for a new Note to the order of the Assignee in an amount equal to the Commitment assumed by it pursuant hereto and a new Note to the order of the Assignor in an amount equal to the Commitment retained by it under the Credit Agreement, in each case specified on Schedule 1 hereto.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such

                       Form of Assignment and Acceptance
other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (v) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof.

                  4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee and the consent of the Company (to the extent required pursuant to Section 8.07 of the Credit Agreement), it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on
Schedule 1 hereto (the "Closing Date").

                  5. Upon such acceptance and recording by the Administrative Agent, as of the Closing Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording by the Administrative Agent, from and after the Closing Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Closing Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

                        Form of Assignment and Acceptance

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE

Percentage assigned to Assignee                                        _______________%

Assignee's Commitment                                                  $______________

Aggregate outstanding principal
  amount of Revolving Credit Advances assigned                         $______________

Principal Amount of Note payable to Assignee                           $______________

Principal Amount of Note payable to Assignor                           $______________

Aggregate outstanding principal
  amount of Swing Line Advances assigned                               $______________

Closing Date (if other than
  date of acceptance by
  Administrative Agent)*                                               __________ __, _____


                                             [NAME OF ASSIGNOR], as Assignor


                                             By______________________________
                                               Title:

                                             [NAME OF ASSIGNEE], as Assignee


                                             By______________________________
                                             Title:

                                             Domestic Lending Office:



                                             Eurodollar Lending Office:



* This date should be no earlier than the date of acceptance by the Administrative Agent.

                       Form of Assignment and Acceptance

Accepted this ____ day
  of _______, _____

CITIBANK, N.A., as
  Administrative Agent


By_____________________
  Title:


CONSENTED TO:

YOUNG & RUBICAM INC.


By_____________________
  Title:

                        Form of Assignment and Acceptance

                                                                       EXHIBIT F


                         SUBSIDIARY BORROWER SUPPLEMENT


                  SUPPLEMENT dated as of ___________ __, _____ to the Credit Agreement referred to below by [NAME OF SUBSIDIARY BORROWER], a ___________ duly organized under the laws of ___________ (the "New Subsidiary Borrower").

                  Reference is hereby made to the Credit Agreement dated as of May [__], 1998, among Young & Rubicam Inc. (the "Company"), the Subsidiary Borrowers party thereto, certain Banks party thereto and Citibank, N.A., as Administrative Agent for said Banks. Terms defined in the Credit Agreement are used herein as defined therein. Section 8.15 of the Credit Agreement permits Subsidiaries of the Company to become a party to the Credit Agreement as a Subsidiary Borrower thereunder subject to certain conditions specified therein, including execution of a supplement to the Credit Agreement in substantially the form hereof by such Subsidiary and delivery of such supplement to the Administrative Agent. The New Subsidiary Borrower is a Subsidiary of the Company and desires to become a party to the Credit Agreement as a Subsidiary Borrower thereunder. Accordingly, the New Subsidiary Borrower hereby agrees as follows:

                  (a) The New Subsidiary Borrower hereby acknowledges that it has received a copy of the Credit Agreement and hereby agrees that, upon acceptance hereof by the Administrative Agent, the New Subsidiary Borrower shall be a party to the Credit Agreement with the rights and obligations of a Borrower thereunder, to the same extent as if it were a Borrower originally party thereto. Without limiting the generality of the foregoing, the New Subsidiary Borrower hereby submits to the jurisdiction of the courts, and waives the right to a jury trial, as provided by Sections 8.08 and 8.12 of the Credit Agreement.

                  (b) The New Subsidiary Borrower hereby represents and warrants to the Administrative Agent and the Banks that the representations and warranties set forth in Article IV of the Credit Agreement are true and correct on and as of the date hereof.

                  (c) Upon acceptance hereof by the Administrative Agent, this Supplement shall become a part of the Credit Agreement, which shall continue in full force and effect in accordance with the provisions thereof in effect on the date hereof, as supplemented to the date hereof.

                  (d) The New Subsidiary Borrower hereby instructs its counsel to deliver the opinion referred to in Section 8.15(a)(iv) of the Credit Agreement to the Administrative Agent and the Banks.

                     Form of Subsidiary Borrower Supplement

                  IN WITNESS WHEREOF, the New Subsidiary Borrower has caused this Supplement to be executed by an authorized officer as of the date first above written.

                                                   [NAME OF SUBSIDIARY BORROWER]



                                                   By___________________________
                                                     Title:


ACCEPTED:


[NAME OF SUBSIDIARY BORROWER]



By___________________________
  Title:

                     Form of Subsidiary Borrower Supplement